EXHIBIT 10.12



                    INTERCONNECTION AGREEMENT


                             Between


               INDIANAPOLIS POWER & LIGHT COMPANY


                               And


         HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC.


                               For


         Interchange Wholesale Sales and Purchases under
     Emergency Service, Energy Transfer, Interchange Power,
        Short Term Power, Limited Term Power (Firm), and
                    Diversity Power Schedules















                  Dated as of December 1, 1981

0.01 THIS AGREEMENT, dated as of the 1st day of December, 1981, between INDIANAPOLIS POWER & LIGHT COMPANY ("IPL"), and HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC. ("Hoosier"), both Indiana corporations:

                           WITNESSETH:

0.02 WHEREAS, IPL and Hoosier each owns electrical facilities and is engaged in the generation, transmission, distribution, and sale of electric power and energy in Indiana; and

0.03 WHEREAS, IPL and Hoosier desire that certain 161,000-volt and 138,000-volt transmission line facilities be provided and built so as to establish a 138,000-volt interconnection between the IPL system and the Hoosier system; and

0.04 WHEREAS, IPL and Hoosier desire to avail themselves of the mutual benefits and advantages to be realized by interconnected systems operation through such 138,000-volt interconnection; and

0.05 WHEREAS, the parties desire to fix the terms and conditions upon which such interconnection shall be provided and built and upon which the furnishing of interconnection services shall be effected;

0.06 NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the parties agree as follows:

                            ARTICLE 1

   PROVISIONS FOR AND CONTINUITY OF INTERCONNECTION OPERATION

Facilities To Be Provided By Hoosier

1.01 Hoosier shall provide, own, and install, or cause to be installed, the following described facilities:

     1.011 A 138,000-volt single circuit transmission line approximately one mile in length, constructed with aluminum conductors not less than 795 MCM in size, to extend in a generally northeasterly direction from the existing switchyard, located at Hoosier's Ratts Generating Station ("Ratts"), to IPL's Petersburg Station (the "Ratts-Petersburg Line")

     1.012 At Ratts, a 161,000-138,000-volt autotransformer, including facilities essential to the protection of line and station equipment, and such equipment on the autotransformer necessary to attain a 200 MVA rating.

     1.013 At Ratts, the necessary terminal equipment, including facilities essential to the protection of line and station equipment.

     1.014 At Ratts and other suitable locations, such communication, telemetering, and load control facilities as shall hereafter be determined by the parties as necessary for the proper and efficient interconnected operation of the parties' systems.

Facilities To Be Provided By IPL

1.02 IPL shall provide, own, and install, or cause to be installed, the following described facilities:

     1.021 At IPL's Petersburg Station ("Petersburg"), the necessary terminal equipment, including facilities essential to the protection of line and station equipment.

     1.022 At Petersburg, replacement of certain 138,000-volt equipment necessary to provide proper coordination and protection of line and station equipment consistent with sound engineering practices.

     1.023 At Petersburg, a new terminal for the existing line to Southern Indiana Gas and Electric Company's Dubois line, together with necessary protection, communication, metering, and load control facilities essential to the protection of line and station facilities.

     1.024 At Petersburg and other suitable locations, such communication, telemetering, and load control facilities as shall hereafter be determined by the parties as necessary for the proper and efficient interconnected operation of the parties' systems.

     1.025 At Petersburg, suitable 138,000-volt metering equipment as described in Section 4.02 below.


1.03 IPL shall arrange with Southern Indiana Gas and Electric Company for the relocation and retermination of a portion of the Petersburg-Dubois 138,000-volt line owned by Southern Indiana Gas and Electric Company to a new line terminal at Petersburg as described in
Section 1.023 hereof.

1.04 In consideration of the provisions of this agreement, the parties agree that within six (6) calendar months after the Interconnection Date as defined in Article 9, payments will be made as follows:

     1.041 IPL will keep an accurate accounting of its cost of establishing the facilities specified in Article 1.02 herein, and the cost of, or payments to Southern Indiana Gas and Electric Company for, the relocation of facilities in Article 1.03 hereof ("IPL Investment"). Such costs shall include:

     A. The cost of material and labor for installing the facilities specified in Subsections 1.021, 1.023, 1.024 and 1.025 herein, including all transportation, stores, interest, and engineering expenses and proper apportionments.

     B. The cost of material and labor for removing and replacing three line breakers and associated equipment specified in Subsection 1.022 herein, including all transportation, stores, interest, and engineering expenses, and proper apportionments.

     1.042 Hoosier will keep an accurate accounting of its cost of establishing the facilities specified in Article 1.01 hereof
     ("Hoosier Investment").  Such costs shall include:

     A. The material and labor cost of all new equipment required for the establishment of facilities herein specified, including all transportation, stores expenses, and proper apportionments.

     B. The installation labor and original purchase cost of the autotransformer specified in Subsection 1.012 including engineering and proper apportionments.

     1.043 If the IPL Investment exceeds one-third (1/3) of the sum of IPL Investment and Hoosier Investment ("Total Investment"), Hoosier agrees to pay IPL the amount by which IPL Investment exceeds one-third (1/3) of the Total Investment.

     If the Hoosier Investment exceeds two-thirds (2/3) of the Total Investment, IPL agrees to pay Hoosier the amount by which Hoosier Investment exceeds two-thirds (2/3) of the Total Investment.


Interconnection Point

1.05 The Interconnection Point shall be that point at Petersburg where the terminal facilities provided therefor by IPL shall be connected to the Petersburg-Ratts Line.

Facilities Obligations Common To The Parties

1.06 Subject to accidents, strikes, litigation, delays in securing delivery of equipment or other similar or dissimilar causes beyond the reasonable control of the parties, including the procuring of the necessary materials and labor and the obtaining of all the necessary governmental authorizations and permits approving the use of such labor and materials, the installation of the facilities to be provided by the parties, as hereinabove described, shall be completed and in service on or before June 1, 1982, (the "In-Service Date"). Should said facilities be delayed beyond said date due to any of the aforesaid causes, it shall nevertheless be completed as soon thereafter as practicable.

1.07 The parties shall cooperate to assure the maximum practicable coordination of design and installation of the facilities to be installed by each of them with new and existing facilities of the other. Each party agrees to promptly notify the other party of any potential delay in the In-Service Date.

Synchronous Operation

1.08  When the installation of the facilities as provided for under this
Article 1 is completed, the systems of the parties shall be connected at the Interconnection Point and thereafter throughout the duration of this agreement, subject to the provisions of this Section 1.08 and Section 1.09, such systems shall be operated in continuous synchronism through such line. If synchronous operation of the systems through such line becomes interrupted either manually or automatically because of reasons beyond the control of either party or because of scheduled maintenance that has been agreed to by both parties, the parties shall cooperate to remove the cause of such interruption as soon as practicable and restore such line to normal operating condition. Neither party shall be responsible to the other party for any damage or loss of revenue caused by any such interruption.

1.09 The parties hereto agree that either party may interrupt synchronous operation through this interconnection if either determines that its facilities may be damaged due to excessive loadings, and such loadings may be reduced or alleviated by such interruption. If such interruption occurs, the parties shall cooperate to remove the cause of such loadings as soon as practicable and restore such interconnection to normal operating condition. Neither party shall be responsible to the other party for damage or loss of revenue caused by such interruption.

The parties hereto further agree to study and negotiate the installation, ownership, and cost of any additional equipment necessary to effect a long term solution to any such excessive loading herein described in the event either party determines that this interconnection contributes to the excess loading and requests such negotiation.

Maintenance of Equipment

1.10 The parties hereto shall each keep the lines, together with all associated equipment and appurtenances, described in Article 1 hereof that are located on their respective sides of the Interconnection Point in a suitable condition of repair at all times, each at its own expense, in order that said lines will operate in a reliable and satisfactory manner and in order that reduction in the capacity of said lines will be avoided to the extent practicable.

1.11 The parties hereto understand that IPL and Hoosier each now has its transmission system interconnected with the electric transmission systems of other electric utility companies and each has contracted for other such interconnections and may hereafter during the term of this agreement desire to make additional interconnections with such companies or with other electric utility companies. Each such additional interconnection with another electric utility system shall be discussed between the parties and if, in the opinion of either party, the establishment of such interconnection will cause transfer of power or reactive power through the system of either party during normal parallel operation to or from the systems with which either party proposes to add an interconnection to its system, then before any such additional interconnection is made, joint load studies shall be carried on to determine the effect which such interconnection will have on the transmission systems of the parties. If as the results of such studies it is the reasonable opinion of one of the parties that the proposed additional interconnection would cause unreasonable transfers of power or reactive power through the electric transmission system of such party or otherwise impair the ability of such party to carry out its own obligations, then the party proposing such additional interconnection shall, before such proposed interconnection is placed in service:

     1.111 agree to compensate the other party for the use of that portion of its facilities determined to be dedicated to the new situation caused by the establishment of the proposed interconnection; and/or

     1.112 install and/or remove such equipment as may be reasonably necessary to avoid such unreasonable transfers of power or reactive power; or

     1.113     abandon the establishment of such additional interconnection.


                            ARTICLE 2

                     SERVICES TO BE RENDERED

2.01 It is the purpose of the parties hereto to realize on an equitable basis, all benefits practicable to be effected through coordination in the operation and development of their respective systems. It is understood by the parties that such benefits may be realized under the stated terms and conditions of the following interconnection services:

A. the furnishing of mutual emergency and standby assistance, in accordance with Service Schedule A annexed hereto;

B. the transfer of electric energy through the transmission system of one party for the benefit of the other, in accordance with Service Schedule B annexed hereto;

C. the interchange, sale, and purchase of energy to effect operating economies, in accordance with Service Schedule C annexed hereto;

D. the sale and purchase of short-term electric power and energy available on the system of one party and needed on the system of the other, in accordance with Service Schedule D annexed hereto;

E. the sale and purchase of limited term power and energy available on the system of one party and needed on the system of the other, in accordance with Service Schedule E annexed hereto;

F. the sale and purchase of diversity power and energy, in accordance with Service Schedule F annexed hereto.


In furtherance of such purpose the parties hereto shall create an Operating Committee as provided in Article 7 hereof.

2.02 Inasmuch as the specific services to be rendered in furtherance of such purpose will vary, and the terms and conditions applicable to such services may require modification from time to time while this Agreement is in effect, it is intended that such specific services and the terms and conditions applicable thereto be set forth in service schedules mutually agreed upon from time to time between the parties. Such service schedules, until and unless changed by such mutual agreement, shall be those provided by Section 2.03 hereof, each of which, while in effect, shall be deemed to be a part of this agreement. Nothing contained herein shall be construed as affecting in any way the right of IPL in furnishing service under these rate schedules to unilaterally make application to the Federal Energy Regulatory Commission ("FERC") for a change in rates under Section 205 of the Federal Power Act and pursuant to the FERC's Rules and Regulations promulgated thereunder. Nothing contained herein shall be construed as affecting in any way the right of Hoosier in furnishing service under these rate schedules to unilaterally make application to the Public Service Commission of Indiana for a change in rates in accordance with the Public Service Commission Act and pursuant to such Commission's Rules and Regulations promulgated thereunder.

2.03 The respective service schedules shall be designated:

        I.  Service Schedule A - Emergency Service
       II.  Service Schedule B - Energy Transfer
      III.  Service Schedule C - Interchange Power
       IV.  Service Schedule D - Short Term Power
        V.  Service Schedule E - Limited Term Power (Firm)
       VI.  Service Schedule F - Diversity Power

such service schedules having been agreed upon between the Parties hereto, are attached hereto, made a part hereof, and marked Exhibits I, II, III, IV, V, and VI, respectively.

2.04 Nothing in this Agreement shall require either party hereto to purchase power or energy from a third party and resell it to the other party hereto at a price less than the total cost of supplying such purchased power or energy.

                            ARTICLE 3

                       SERVICE CONDITIONS

Control of System Disturbance

3.01 The parties hereto shall maintain and operate their respective systems in accordance with sound operating practice so as to minimize the likelihood of disturbance originating in either system which might cause impairment to the service of the system of the other party or of any system interconnected with the system of the other party.

Control of Kilovar Exchange

3.02 It is intended that neither party hereto shall be obligated to deliver kilovars for the benefit of the other party; also that neither party shall be obligated to receive kilovars when to do so may introduce objectionable operating conditions on its system. The Operating Committee shall be responsible for the establishment from time to time of operating procedures and schedules, in respect of carrying kilovar loads by one system for the other in order to secure adequate service and economical use of the facilities of both systems and in respect of proper charges, if any, for the use of facilities carrying kilovar loads. In discharging such duties the Operating Committee shall recognize that in the transmission and delivery of power and energy hereunder the carrying of kilovar loads by either of the parties, in harmony with sound engineering principles of transmission operation with their systems interconnected, is subject to numerous variables contingent upon loading and operating conditions existing simultaneously on both of their systems. The operating procedures and schedules so set up by the Operating Committee shall be in accord with such principles and shall require each of the parties to carry kilovar loads at such times and in such amounts as will be equitable to both parties.

Control of Unscheduled Power Deliveries

3.03 The parties hereto shall exercise reasonable foresight in carrying out all matters related to the providing and operating of their respective electric power resources so as to minimize to the extent practicable deviations between actual and scheduled deliveries of electric power and energy between their systems. The parties shall provide and install on their respective systems such communication and telemetering facilities as are essential to so minimize such deviations; and, in developing and executing operating procedures that will enable the parties to avoid, to the extent practicable, deviations from scheduled deliveries, shall fully cooperate with each other and with third parties whose systems are either directly or indirectly interconnected with the systems of the parties and who of necessity, together with the parties, must unify their efforts cooperatively to achieve effective and efficient interconnected operation. The parties recognize, however, that, despite their best efforts to prevent the same, unscheduled deliveries of electric energy from one party to the other may occur. In such events, electric energy delivered hereunder shall be settled for either by the return of equivalent energy or by payment of the out-of-pocket cost (such cost being at the delivery point or points, set forth in Section 4.01 of this agreement, taking into account electrical losses incurred from the source or sources of such energy to said delivery point or points) of electric energy delivered hereunder to the supplying party plus ten percent of such cost. If equivalent energy is returned, it shall be returned at times when the load conditions of the party receiving it are substantially equivalent to the load conditions of such party at the time the energy for which it is returned was delivered or, if such party elects to have equivalent energy returned under different conditions, it shall be returned in such amounts, to be agreed upon by the Operating Committee, as will compensate for the difference in conditions.

                            ARTICLE 4

         DELIVERY POINTS, METERING POINTS, AND METERING

Delivery Points

4.01 All electric energy delivered under this agreement shall be of the character commonly known as three-phase sixty-cycle energy, and shall be delivered at the Interconnection Point, as defined under Section 1.05 hereof, at a nominal voltage of 138,000-volts and at such other points and voltages as may be agreed upon by the parties in a written amendment hereto.

Metering Points

4.02 Electric Power and energy supplied under this agreement shall be measured by suitable metering equipment, having appropriate voltage rating, to be installed, owned and maintained at the Metering Point as hereinafter defined; and at such other points, voltages, and ownership as may be agreed upon by the parties in a written amendment hereto:

     4.021 At the Interconnection Point specified in Section 1.025 above, by 138,000 volt metering equipment to be installed, owned and maintained by IPL. ("Metering Point")

Metering

4.03  Suitable metering equipment at the metering point provided in
Section 4.02 above shall include electric meters, potential and current transformers, and such other appurtenances as shall be necessary to give for each direction of flow the following quantities:

A. a continuous automatic graphic record of both kilowatts and kilovars,

B.   an automatic record of the kilowatthours for each clock hour, and

C.   a continuous integrating record of the kilowatthours.

4.04 Unless otherwise provided for in this agreement, measurements of electric energy for the purpose of effecting settlements under this agreement shall be made by standard types of electric meters installed and maintained, by the owner at the metering point provided for in
Section 4.02 hereof. The timing devices of all meters having such devices shall be maintained in time synchronism as closely as practicable. The meters shall be sealed and the seals shall be broken only upon occasions when the meters are to be tested or adjusted. For the purpose of checking the records of the metering equipment installed by one of the parties hereto as hereinabove provided, the other party hereto shall have the right to install check metering equipment at the aforesaid metering points. Check metering equipment so installed by one party on the premises of another party, unless otherwise provided for in this agreement, shall be owned and maintained by the party installing such equipment. Upon termination of this agreement, the party owning such check metering equipment shall remove it from the premises of the other party. Authorized representatives of both parties shall have access at all reasonable hours to the premises where the meters are located and to the records made by the meters.

4.05 The aforesaid metering equipment shall be tested by the owner at suitable intervals and its accuracy of registration maintained in accordance with good practice. On request of either party hereto, a special test may be made at the expense of the party requesting such special test. Representatives of both parties shall be afforded the opportunity to be present at all routine or special tests and upon occasions when any readings for purposes of settlements hereunder are taken from meters not bearing an automatic record.

4.06 If, at any test of metering equipment an inaccuracy shall be disclosed exceeding two percent, the account between the parties hereto for service theretofore delivered shall be adjusted to correct for the inaccuracy over the shorter of the following two periods: (1) for the thirty-day period immediately preceding the day of the test or (2) for the period that such inaccuracy may be determined to have existed. Should the metering equipment provided for in Section 4.03 hereof at any time fail to register, the electric power and energy delivered during such failure shall be determined from the check meters, if installed, or otherwise shall be determined from the best available data.

                            ARTICLE 5

                     RECORDS AND STATEMENTS

Records

5.01 In addition to records of the metering provided for in Article 4 hereof, the parties hereto shall keep, in duplicate, such other records as may be needed to afford a clear history of the various deliveries of electric energy made, and of the clock-hour integrated demands in kilowatthours delivered, by one party to the other. In maintaining such records, the parties shall effect such segregations and allocations of demands and electric energy delivered into classes representing the various services and conditions as may be needed to effect settlements under this agreement. The originals of all such records shall be retained by the party keeping the records and the duplicates shall be delivered monthly to the other party, unless the parties agree in writing upon a different time interval for such delivery.

Statements

5.02 As promptly as practicable after the end of each calendar month, the parties hereto shall cause to be prepared a statement setting forth the electric power and energy transactions between them during such month in such detail and with such segregations as may be needed for operating records or for settlements under this agreement.

                            ARTICLE 6

                      BILLINGS AND PAYMENTS

6.01 All bills for amounts owed by one party hereto to the other shall be due and payable on the fifteenth day of the month next following the month in which the service was provided, or on the tenth day following receipt of a bill therefor, whichever is later. Interest on unpaid amounts shall accrue at the annual rate of 1/2 percent above the prime commercial lending rate established from time to time by Indiana National Bank at Indianapolis, Indiana and is chargeable from the due date of the bill to the date of payment. The term "month" shall mean a calendar month for the purpose of settlements under this agreement.

                            ARTICLE 7

                       OPERATING COMMITTEE

7.01 To coordinate the operation of their respective generating, transmission and substation facilities, in order that the advantages to be derived hereunder may be realized by the parties hereto to the fullest practicable extent, the parties shall establish a committee of authorized representatives to be known as the Operating Committee. Each of the parties shall designate in writing delivered to the other party, the person who is to act as its representative on said committee (and the person or persons who may serve as alternates whenever such representative is unable to act). Each of such representatives and alternates shall be persons familiar with the generating, transmission, and substation facilities of the system of the party he represents, and each shall be fully authorized (1) to cooperate with the other representative (or alternates) and (2) to determine and agree from time to time, in accordance with this agreement and with any other relevant agreements then in effect between the parties, upon the following:

     7.011 All matters pertaining to the coordination of the maintenance of generating and transmission facilities of the parties hereto.

     7.012 All matters pertaining to the control of time, frequency, energy flow, kilovar exchange, power factor, voltage, and other similar matters bearing upon the satisfactory synchronous operation of the systems of the parties.

     7.013 Such other matters not specified herein in respect of which cooperation, coordination, and agreement as to quantity, time, method, terms and conditions are necessary to the efficient operation of the respective systems of the parties to the end that the intent and purpose of this agreement shall be realized by the parties to the fullest extent practicable.


7.02 For the purpose of inspection and reading of meters, checking of records, and all other pertinent matters, said representatives or their alternates shall have the right of access at any reasonable time to all facilities and equipment of the parties hereto used or to be used in the performance of this agreement.

                            ARTICLE 8

                      CONTINUITY OF SERVICE

8.01 Each party hereto shall exercise reasonable care and foresight to maintain continuity of service as provided under this agreement, but neither party shall be considered in default in respect of any obligation hereunder if prevented from fulfilling such obligation by reason of uncontrollable forces. The term "uncontrollable forces" shall be deemed for the purposes of this agreement to mean earthquake, storm, lightning, flood, backwater caused by flood, fire, epidemic, accident, failure of facilities, war, riot, civil disturbances, strike, labor disturbances, restraint by court or public authority, or other similar or dissimilar causes beyond the control of the party affected thereby, which causes such party could not have avoided by exercise of reasonable care. A party unable to fulfill any obligation by reason of uncontrollable forces shall immediately notify the other party of such disability and shall use its best efforts to remove such disability with reasonable dispatch.


                            ARTICLE 9

                      DURATION OF AGREEMENT

9.01 This agreement shall become effective at the date hereof, subject to the filing requirements of FERC, or any other regulatory authority having jurisdiction and to approval of any such authority, if required, and shall continue in effect for a period of ten (10) consecutive years commencing upon the Interconnection Date, as hereinafter defined, (the "Initial Term"), and thereafter for successive terms of three (3) years each unless and until terminated as provided in Section 9.02 hereof; the Interconnection Date shall be the first day of the calendar month next following the day, or on such day if it should be the first day of a calendar month, upon which the systems of the parties are connected at the Interconnection Point set forth in Article 1 hereof. As soon as practicable following the Interconnection Date, the parties, as a matter of record, shall exchange letters confirming such date as the Interconnection Date.

9.02 This agreement and any amendments pertaining thereto shall not become effective until approved by the Rural Electrification
Administration.

9.03 Either party upon at least thirty months' prior written notice to the other, may terminate this agreement after the expiration of the Initial Term or any successive term hereof; provided, that this agreement shall not be deemed to have terminated until all prior commitments for sale or purchase of power under this agreement have been fulfilled.

                           ARTICLE 10

                           ARBITRATION

10.01 In the event a disagreement between the parties hereto has reached an impasse between the parties hereto with respect to (A) any matter herein specifically made subject to arbitration, (B) any question of operating practice involved in the deliveries of power and energy herein provided for, (C) any question of fact involved in the application of the provisions of this agreement, or (D) the interpretation of any provision of this agreement, the disputed matter upon demand of either party, shall be submitted to arbitration in the manner hereinafter provided. An offer of such submission to arbitration shall be a condition precedent to any right to institute proceedings at law or in equity concerning such matter.

10.02 The party hereto calling for arbitration shall serve notice in writing upon the other party hereto, setting forth in detail the subject or subjects to be arbitrated, and the parties thereupon shall endeavor to agree upon and appoint one person to act as sole arbitrator. If the parties fail so to agree within a period of fifteen days from the receipt of the original notice, the party calling for the arbitration shall, by written notice to the other party, give notice for appointment of a board of arbitrators skilled with respect to matters of the character involved in the disagreement, naming one arbitrator in such notice. The other party shall, within ten days after the receipt of such notice, appoint a second arbitrator, and the two arbitrators so appointed shall choose and appoint a third arbitrator. In case such other party fails to appoint an arbitrator within said ten days, or in case the two so appointed fail for ten days to agree upon and appoint a third, the party calling for the arbitration, upon five days' written notice delivered to the other party, shall apply to the senior Judge, in point of service, of the United States District Court for the Southern District of Indiana, for appointment of the second or third arbitrator, as the case may be.

10.03 The sole arbitrator, or the board of arbitrators, shall afford adequate opportunity to the parties to present information with respect to the matters submitted for arbitration and may request further information from either or both parties. The findings and award of the sole arbitrator or of a majority of the board of arbitrators shall be final and conclusive with respect to the question or questions submitted for arbitration and shall be binding upon the parties; provided, that such findings and award shall not in any way vary the expressed terms of this agreement or in any way extend the expressed scope and intent hereof. Each party shall pay for the services and expenses of the arbitrator appointed by or for it, if there is a board of arbitrators. All other costs incurred in connection with the arbitration shall be divided in equal parts and paid by the parties accordingly, unless the award shall specify a different division of such costs.


                           ARTICLE 11

                            LIABILITY

11.01 Each party hereto shall hold harmless the other party hereto from and against any liability, loss, cost, damage and expense because of injury or damage to persons or property resulting from, or arising out of the use of its own facilities or the production or flow of electric energy by or through such facilities, except when such injury or damage is due to the negligence of the other party.


                           ARTICLE 12

                              TAXES

12.01 If at any time during the term hereof there should be levied or assessed against either of the parties hereto any direct tax by any taxing authority on the capacity or energy (or both) generated, purchased, sold, transmitted, interchanged, or exchanged under this agreement, which tax is in addition to or different from the forms of direct taxes being levied or assessed on the date of this agreement, and such direct tax results in increasing the cost to either or both parties hereto of carrying out the provisions of this agreement, then the rate and charges for capacity and energy (or both) furnished hereunder shall be increased automatically to the extent necessary to make adequate and equitable allowance for such tax.

                           ARTICLE 13

                             NOTICES

13.01 Except as otherwise provided herein, any notice given to either party hereto by the other under any of the provisions of this agreement, shall be in writing unless otherwise specifically provided, and shall be deemed to be duly delivered when the same is either personally delivered or deposited in the United States mail, postage prepaid and properly addressed to the Chief Executive Officer of IPL, in the case of a notice to be given IPL, or to the General Manager of Hoosier, in the case of a notice to Hoosier.

13.02 Any notice, request or demand pertaining to matters of an operating nature may be served in person or, by ordinary mail, messenger, telephone, or telegraph, as circumstances dictate, to an Operating Committee representative or alternate; provided, that should the same not be written then confirmation thereof shall be made in writing as soon as practicable thereafter upon request of the party being served.

                           ARTICLE 14

                     REGULATORY AUTHORITIES

14.01 This agreement is made subject to the authority of FERC or any other governmental regulatory agency having jurisdiction in the premises and if any of the terms and conditions hereof are altered or made impossible of performance by order, rule, or regulation of any such regulatory agency, and the parties hereto are unable to agree upon a modification of such terms and conditions that will satisfy such order, rule, or regulation, then neither party shall be liable to the other for failure thereafter to comply with such terms and conditions; provided, that if either party deems that the failure of such performance results in a substantial breach of this agreement, this agreement may be terminated forthwith upon notice.

                           ARTICLE 15

                             WAIVERS

15.01 Any waiver by either party hereto of its rights under this agreement, shall not be deemed a waiver with respect to any subsequent default or other matter. Any delay, less than the statutory period limitation, in asserting or enforcing any right under this agreement, shall not be deemed a waiver of such rights.

                           ARTICLE 16

                 CONFLICTS WITH OTHER AGREEMENTS

16.01 Hoosier hereby represents to IPL that it has absolute authority to enter into this agreement; that Hoosier's agreement with Public Service Company of Indiana, Inc. and Southern Indiana Gas and Electric Company, dated as of April 15, 1977, as amended, (the "Statewide Agreement") and Hoosier's agreement with Big Rivers Electric Corporation, the City of Henderson, Kentucky, and Southern Illinois Power Cooperative, dated as of April 1, 1968, as amended, (the "KII Agreement") is not in conflict with, and will not prevent Hoosier from performing its obligations under, this agreement; and that Hoosier has done all things required of it under the Statewide and KII Agreements as a condition to Hoosier's entry into this agreement with IPL.

16.02 IPL hereby represents to Hoosier that it has absolute authority to enter into this agreement; that IPL's agreement with Public Service Company of Indiana, Inc., Kentucky Utilities Company and East Kentucky Power Cooperative Inc., dated as of July 9, 1971, as amended, (the "KIP Agreement") is not in conflict with, and will not prevent IPL from performing its obligations under this agreement; and that IPL has done all things required of it under, the KIP Agreement as a condition to IPL's entry into this agreement with Hoosier.

                           ARTICLE 17

                ENTIRE AGREEMENT CONTAINED HEREIN

17.01 This agreement contains the entire agreement between the parties hereto in respect of the subject matter hereof.

                           ARTICLE 18

                    CONSTRUCTION OF AGREEMENT

18.01 This agreement shall be governed by and construed according to the laws of the State of Indiana.

                           ARTICLE 19

                           ASSIGNMENT

19.01 This agreement shall inure to and bind upon the respective successors and assigns of the parties hereto, but the assignment hereof by either such party, shall not relieve the assigning party, without the written consent of the other party, of any obligation to supply, or to take and pay for, as the case may be, the services contracted for herein.


IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective duly authorized officers and their respective corporate seals to be hereunto affixed as of the date first above written.


                              INDIANAPOLIS POWER & LIGHT COMPANY



                              By /s/  Robert W. Hill

                                Robert W. Hill, President and Chief
                                  Operating Officer


HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC.



By  /s/ Virgil E. Peterson
  Virgil E. Peterson, Executive Vice President
    and General Manager

                                                                EXHIBIT I

                       SERVICE SCHEDULE A

                        EMERGENCY SERVICE

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - SERVICES TO BE RENDERED

2.1 Subject to the provisions of subsection 2.2 of this Section 2, in the event of a breakdown or other emergency in or on the system of either party involving either sources of power or transmission facilities, or both, impairing or jeopardizing the ability of the party suffering the emergency to meet the loads of its system, the other party shall supply to the party having the emergency such electric energy as the supplying party is requested to deliver; provided, that neither party shall be obligated to supply such emergency energy which, in the supplying party's sole judgment, cannot be delivered without creating a hazard to or economic burden upon its operations or without impairing or jeopardizing the total load requirements of its system; and provided further, that neither party shall be obligated to supply such emergency energy for a period in excess of forty-eight consecutive hours during any single emergency.

2.2 The parties recognize that the supply of electric energy as provided for in subsection 2.1 of this Section 2 is subject to two conditions which may preclude the delivery of such energy as so provided:
(a) the party requested to deliver electric energy may be suffering an emergency in or on its own system as described in said subsection 2.1, or
(b) the system of the party of whom such request is made may be delivering electric energy, under a mutual emergency interchange agreement, to the system of another interconnected company which is suffering an emergency in or on its system. Under conditions as cited under (a) above, neither party shall be considered to be in default hereunder if unable to comply with the provisions of said subsection 2.1. Under conditions as cited under (b) above, neither party shall be considered to be in default hereunder if it is unable to comply with the provisions of said subsection 2.1 provided that the aforesaid interconnected company has suffered said emergency in or on its system prior to and within forty-eight hours of that of the other party hereto and that, if requested by said other party, such delivery of electric energy to said interconnected company shall be discontinued within forty-eight hours following the start of such delivery, and a subsequent delivery shall be made for a full forty-eight hour period to said other party in accordance with the provisions of said subsection 2.1.

2.3 If at any time the record over a reasonably prior period shows clearly that either of the parties has failed to deliver energy in accordance with and subject to the provisions of subsection 2.1 and subsection 2.2 of this Section 2, either party, by written notice given to the other party, may call for a joint study by the parties of the reserve generating capacity in and provided for their respective systems and of their respective system transmission facilities affecting the supply and delivery of power and energy under the Agreement. It shall be the purpose of such study to determine the adequacy or inadequacy of reserve generating capacity and transmission facilities being provided to meet the requirements of the parties' respective systems, reflecting obligations under the Agreement, and, if inadequate, the extent of the burden that one party may be placing upon the other. If it should be found that one party is placing an unreasonable burden upon the other, the party causing such burden shall take such measures as are necessary to remove the burden from the other party, or the parties shall enter into such arrangements as shall provide for equitable compensation to the party being burdened.

SECTION 3 - COMPENSATION

3.1 Emergency Energy shall be settled for, at the option of the supplying party, either by payment or by return of equivalent energy.

3.2 If the supplying party opts to receive payment for Emergency Energy delivered, the receiving party shall pay the supplying party the greater of:

     3.21 110% of the out-of-pocket cost of supplying such Emergency Energy that is generated from the supplying party's own system, and, for energy purchased by the supplying party from another system to supply any part of such Emergency Energy, 100% of the amount paid by the supplying party therefor plus 10% of that amount, not exceeding, however, 1.6 mills per kilowatthour; or

     3.22      30 mills per kilowatthour of such Emergency Energy

3.3 If the supplying party opts to receive equivalent energy for Emergency Energy delivered, such equivalent energy shall be returned at times when the load conditions of the party originally supplying Emergency Energy are substantially equivalent to the load conditions of such party that existed when the Emergency Energy was delivered or, if such party elects to have equivalent energy returned under different conditions, it shall be returned in such amounts and at such times as, the Operating Committee agrees will compensate the original supplying party, for the difference in conditions.

                                                        EXHIBIT II

                       SERVICE SCHEDULE B

                         ENERGY TRANSFER

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - TRANSFER ARRANGEMENT

2.1 In carrying out the interconnected operation of their respective systems as provided for under the Agreement, energy being received by a portion of one party's system from another portion of its system or to the system of another interconnected company, may flow over the transmission facilities of the other party as a natural result of the physical and electrical characteristics of the interconnected network of transmission lines to which the parties are connected. Such flow of energy may occur during periods when conditions of system operation are normal or may occur during periods of emergency caused by the failure of either sources of power or transmission facilities, or both. In respect to such flow of energy (hereinafter called "energy transfer") the parties agree as follows:

     2.11 Such energy transfer over their respective transmission facilities shall be permitted whenever such transfer occurs; provided, that such energy transfer shall not be of such magnitude or duration as to affect adversely, or jeopardize the ability of, the party over whose system such energy transfers occur to render or accept service to or from companies with which it now has, or at any time hereafter may have contractual arrangements for the interchange of power or energy.

     2.12 The parties recognize that in carrying out the provisions of this Service Schedule, the above described energy transfer, either during periods when conditions of system operation are normal or during periods of emergency, or both, may eventually require the installation of additional transmission facilities in order that such energy transfer may be properly controlled to the end that the ability of the party over whose system such energy transfers occur to meet its own requirements, as described under 2.11 above, is not affected adversely or jeopardized. In the event the need for such additional transmission facilities becomes apparent to either of the parties during any term of this Service Schedule, upon written notice given by either party to the other party and as soon as practicable following such notice, the parties shall jointly reexamine conditions relating to energy transfer. In such reexamination, if called for, the parties shall agree upon such additional transmission facilities as may be required to be installed, if any, and upon an equitable basis for bearing the cost of installing, maintaining and operating such facilities, if installed.

SECTION 3 - POWER AND ENERGY ACCOUNTING

3.1  The parties recognize that energy transfers as described under
Section 2 of this Service Schedule, except for such amounts of electrical losses as may be incurred because of such energy transfers, are the simultaneous acceptance and delivery of like amounts of power and energy by and from the system of the party over whose system such energy transfers occur. Power and energy associated with energy transfers, including electrical losses associated therewith, shall be accounted for each clock-hour as provided for under Article 5 of the Agreement. Proper consideration to such electrical losses will be in accordance with the manner agreed upon by the Operating Committee. It is understood by the parties, however, that such electrical losses resulting from energy transfers, to be taken as losses over and above the losses prevailing under basic conditions agreed upon by the parties, shall be supplied simultaneously by the party for whom such energy transfers are being made. The parties agree that initially such basic conditions will be established as those that exist when the scheduled net delivery between the systems of the parties, and between their respective systems and the systems of other interconnected companies, is zero kilowatts. It is further understood that, from time to time, conditions may require the establishment of different basic conditions for such purpose. Either party by written notice given to the other party may call for a prompt reexamination and reconsideration of matters pertinent to the establishment of said basic conditions, whenever such reexamination appears to be warranted, and the parties will thereupon agree to effect such changes in the basic conditions, if any, that will equitably compensate the parties for such losses. Should such reexamination be required, a statement will be prepared by the parties which shall include in detail the amounts of energy delivered and received by the parties that are associated with energy transfer and the amounts of electrical losses associated therewith.

                                                              EXHIBIT III

                       SERVICE SCHEDULE C

                        INTERCHANGE POWER

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - SERVICES TO BE RENDERED

Economy Energy

2.1 Either party may arrange to purchase from the other party electric energy ("Economy Energy") when it is possible to effect a saving thereby and, when, in the sole judgment of the supplying party, such energy is available. Prior to each Economy Energy transaction, the amount of energy, the time of its delivery, and the charge therefore shall be determined by the parties. Receipt or delivery of Economy Energy may also be arranged with other interconnected systems not parties to this Agreement.

Non-Displacement Energy

2.2 It is recognized that occasions will arise when transactions under subsection 2.1 above will be impracticable although a party may have electric energy (herein called "Non-Displacement Energy") which it is willing to make available from surplus capacity from its own system or from outside sources, or both and which can be utilized advantageously for short intervals by the other party. In such event, the party desiring such receipt of energy shall notify the other party of the extent to which it desires to obtain Non-Displacement Energy, and if the other party, in its sole judgment, determines that Non-Displacement Energy is available, schedules providing the periods and extent of use shall be mutually agreed upon. Neither party shall be obligated to make any Non-Displacement Energy available to the other.

SECTION 3 - COMPENSATION

Economy Energy

3.1 The charge for Economy Energy purchased by either party from the other shall be based on the principle that the purchasing party shall pay the out-of-pocket cost of the supplying party such energy and that the resulting savings to the purchasing party shall be equally shared by both parties.

3.2 When Economy Energy is obtained from or delivered to other interconnected systems not signatories to this Agreement, payments shall be based on the out-of-pocket cost of the supplying party or system providing the energy and an allocation of the gross savings to be realized. For such purpose, gross savings is defined as the difference between the out-of-pocket cost of the purchasing party or system to generate such energy, and the out-of-pocket cost of the supplying party or system to provide such energy. Such allocation shall be made as provided in subsections 3.21 and 3.22 of this section.

     3.21 Each party or system participating in the transaction other than the supplying and purchasing parties or systems, shall be paid (a) its cost of purchasing the energy supplied, plus
               (b) its cost of any additional transmission losses incurred, plus (c) fifteen percent of the savings remaining after deducting all such costs for transmission losses.

     3.22 The supplying party or system shall be paid out-of-pocket costs of providing the energy, plus one-half of the gross savings remaining after deducting all (b) and (c) costs enumerated in section 3.21 above. The receiving party or system shall be entitled to the other one-half of the such savings.

Non-Displacement Energy

3.3 Non-Displacement Energy delivered hereunder shall be settled for either by return of equivalent energy or, at the option of the supplying party, by payment of the out-of-cost of the supplying party in generating or supplying such energy plus ten percent of such cost. Such cost shall be as of the delivery point or points, as provided for in Section 4.01 of said Interconnection Agreement, and shall take into account the electrical losses incurred from the source or sources of such energy to said delivery point or points. If equivalent energy is returned, it shall be returned at times when the load conditions of the receiving party are equivalent to the load conditions of such party at the time the energy was delivered. If such party elects to have equivalent energy returned under different conditions, such energy shall be returned in such amounts as will compensate the supplying party for the difference in conditions as agreed by the Operating Committee.

                                                       EXHIBIT IV

                       SERVICE SCHEDULE D

                        SHORT TERM POWER

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - SERVICES TO BE RENDERED

2.1 Either party, by giving the other party sufficient notice, may reserve for periods of one or more days or weeks, such electric power (herein called "Short Term Power") as the supplying party at that time may have and is willing to supply as Short Term Power. The party asked to supply Short Term Power shall be the sole judge as to the amounts and periods that it has electric power available that may be reserved by the other party as Short Term Power. As used herein, the term "week" shall mean any seven consecutive days.

2.2 The party desiring to reserve Short Term Power shall specify in a notice to the other party the number of kilowatts and the period for which it desires to reserve such power and the desired delivery schedule for such power. The supplying party shall promptly acknowledge receipt of such notice and, shall signify the extent of its ability and willingness to supply power in accordance with the provisions of such notice. Any such notice or acknowledgement thereof initially may be given orally; however if requested by either party, it shall be confirmed in writing and such confirmation shall be forwarded not later than the third day following the day such oral notice is given, excluding Saturdays, Sundays and holidays.

2.3 During the period the Short Term Power has been reserved as provided in Section 2.2 above, the supplying party shall deliver upon call electric energy (herein called "Short Term Energy") to the other party at the delivery point or points set forth in Section 4.01 of the Agreement in amounts not to exceed the number of kilowatts reserved. However, in the event conditions arise during such period which could not have been reasonably foreseen at the time Short Term Energy was reserved and such conditions would cause the delivery of said power to be burdensome to the supplying party, said party shall have the right to require the purchasing party to reduce for any portion of such period the amount of such energy being taken to the amount specified by the supplying party. The purchasing party shall promptly comply with such requirement of the supplying party.

SECTION 3 - COMPENSATION

3.1  The purchasing party shall pay the supplying party;

     3.11 For any week that Short Term Power is reserved, $1.05 per kilowatt reserved; less, for each day during any part of which the amount of such Short Term Power is reduced by the supplying party, $0.18 per kilowatt of the reduction (except that in no event shall the total of such deductions in any week exceed $1.05 per kilowatt). For each period less than one week that Short Term Power is reserved, $0.18 per kilowatt reserved per day; less, for any day during any part of which the amount of Short Term Power is reduced by the supplying party, $0.18 per kilowatt of the reduction; plus

     3.12 110% of the out-of-pocket cost of supplying the Short Term Energy taken during such reservation periods that comes from the supplying party's own system; plus, for energy purchased by the supplying party from another system to supply any part of the Short Term Energy taken during such reservation periods, 100% of the amount paid therefore by the supplying party plus 10% thereof not to exceed 1.6 mills per kilowatthour.

                                                       EXHIBIT V

                       SERVICE SCHEDULE E

                    LIMITED TERM POWER (FIRM)

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - SERVICES TO BE RENDERED

2.1 Either party by giving the other party notice may reserve for periods of not less than one (1) or more than twelve (12) months, such electric power (herein called "Limited Term Power (Firm)") as the other party may be willing to make available as Limited Term Power (Firm). The party asked to supply Limited Term Power (Firm) shall be the sole judge as to the amounts and periods that it has electric power available that may be reserved by the other party as Limited Term Power (Firm).

     2.11 To reserve Limited Term Power (Firm), the party desiring such power shall specify in its notice to the supplying party the number of kilowatts and the period for which it desires to so reserve such power. The supplying party shall signify the extent of its ability and willingness to comply with the provisions of such notice. Any notice or any acknowledgement of such notice that initially may be given orally shall be confirmed thereafter in writing.

     2.12 During each period that Limited Term Power (Firm) has been reserved as above provided, the supplying party shall deliver upon call electric energy (herein called "Limited Term Energy
               (Firm)") to the other party at the delivery point or points set forth in Section 4.01 of Article 4 of the Agreement in any amount up to and including the number of kilowatts reserved. However, in the event conditions arise during such period which could not have been reasonably foreseen at the time said power was reserved and such conditions would cause the delivery of Limited Term Energy (Firm) to be burdensome to the supplying party, the supplying party may, upon notice to the reserving party reduce or interrupt the delivery of such energy to preserve the integrity of, or to prevent or limit any instability on, its system.

     2.13 The Limited Term Power (Firm) billing demand for any period shall be taken as equal to the number of kilowatts reserved as Limited Term Power (Firm) for such period.

SECTION 3 - COMPENSATION

3.1  The reserving party shall pay the supplying party:

     3.1 For any month that Limited Term Power (Firm) is reserved, $5.50 per kilowatt reserved; plus,

     3.12 110% of the out-of-pocket costs of supplying the Limited Term Energy (Firm) taken during such reserved periods that is generated by the supplying party, plus, for energy purchased by the supplying party from another system to supply any part of the Limited Term Energy (Firm), 100% of the amount paid therefore by the supplying party, plus 10% thereof not to exceed 1.6 mills per kilowatthour.

                                                     EXHIBIT VI

                       SERVICE SCHEDULE F

                         DIVERSITY POWER

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - DIVERSITY POWER

2.1 From time to time, because of differences in load patterns one of the parties hereto may have excess capacity during one seasonal load period at the same time the other party is experiencing its peak load season. At such time it may be to the parties' mutual advantage to schedule exchange of certain portions of any such excess capacity. Such capacity shall be termed and is herein called "Diversity Power."

     2.015 Seasonal Load Period shall mean for the Summer Season Load Period, the months of April thru September and for the Winter Seasonal Load Period, the months of October thru March.

2.2 At any time Diversity Power transactions are agreed upon between the parties, the party which purchases Diversity Power during one seasonal load period shall be obligated to have available a like amount of Diversity Power for the other party during the other seasonal load period.

2.3 The party supplying Diversity Power shall provide reserve capacity for the committed amount, equivalent to that provided for its own customers, exclusive of customers with interruptible service contracts.

2.4 Energy associated with the reservation of Diversity Power shall be scheduled by the purchasing party no less than 18 hours in advance of receiving such energy. Energy receipts for a Monday shall be scheduled no later than noon of the preceding Friday.

SECTION 3 - COMPENSATION

3.1  Demand Charges - There shall be no demand charge for Diversity
Power.

3.2 Energy Charges - Energy shall be billed at out-of-pocket cost plus ten percent of such cost. In the event that any part of the out-of-pocket cost includes energy purchased by the supplying Party, only the energy portion of such purchase cost shall be included. Any associated charges for demand, transmission, or other burden shall be excluded.

                       Modification No. 1


                               to


                    INTERCONNECTION AGREEMENT



                     Dated December 1, 1981



                             between


               INDIANAPOLIS POWER & LIGHT COMPANY



                               and


         HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC.




                    Dated as of June 1, 1982

     THIS MODIFICATION No. 1, made and entered into as of the first day of June, 1982 between INDIANAPOLIS POWER & LIGHT COMPANY (IPL), an Indiana corporation, and HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC. (Hoosier), also an Indiana corporation.

                      W I T N E S S E T H:

     WHEREAS, IPL and Hoosier entered into an Interconnection Agreement, dated December 1, 1981; (said Interconnection Agreement, being herein called the 1981 Agreement); and

     WHEREAS, the parties desire to further modify the 1981 Agreement, as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein set forth, the parties agree as follows:

     SECTION 1 - Section 3--Compensation of Service Schedule D - Short Term Power of the 1981 Agreement shall be modified and amended to read as follows:

"SECTION 3 - COMPENSATION

3.1  The purchasing party shall pay the supplying party;

     3.11 DEMAND CHARGE - For any week that Short Term Power is reserved, (a) $1.05 per kilowatt reserved if IPL is the supplying party or (b) a rate not to exceed $1.05 per kilowatt reserved if Hoosier is the supplying party; less, for each day during any part of which the amount of such Short Term Power is reduced by the supplying party, one sixth of the weekly rate per kilowatt of the reduction (except that in no event shall the total of such deductions in any week exceed the weekly rate). For each period less than one week that Short Term Power is reserved, one sixth of the weekly rate per kilowatt reserved per day (not to exceed $0.175 per kilowatt reserved per day); less, for any day during any part of which the amount of Short Term Power is reduced by the supplying party, one sixth of the weekly rate per kilowatt (not to exceed $0.175 per kilowatt) of the reduction. In the event the supplying party, at the request of the purchasing party, obtains capacity from a third party specifically for the purpose of supplying any portion of the Short Term Power pre-arranged in accordance with
     Section 2.2 of this Service Schedule, the Demand Charge for such Short Term Power supplied shall be equal to all associated Demand Charges which the supplying party must pay therefore.

     3.12 ENERGY CHARGES - 110% of the out-of-pocket cost of supplying the Short Term Energy taken during such reservation periods that comes from the supplying party's own system; plus, for energy purchased by the supplying party from another system to supply any part of the Short Term Energy taken during such reservation periods, 100% of the amount paid therefore by the supplying party plus 10% thereof not to exceed 1.6 mills per kilowatthour."

     SECTION 2. This Modification No. 1 shall be effective from the date first above written to the expiration date of the 1981 Agreement.

     SECTION 3. Except as hereinabove modified and amended, all the terms and conditions of the 1981 Agreement shall remain in full force and effect.

     SECTION 4. This Modification No. 1 shall inure to the benefit of and be binding upon the successors and assigns of the respective parties hereto.

     IN WITNESS WHEREOF, the parties herein have caused this Agreement to be executed by their duly authorized officers.


                              INDIANAPOLIS POWER & LIGHT COMPANY


                              By /s/ Robert W. Hill
                                 Robert W. Hill, President


                              HOOSIER ENERGY RURAL ELECTRIC
                                 COOPERATIVE, INC.



                              By  /s/ Virgil E. Peterson

                       Modification No. 2


                               To


                    INTERCONNECTION AGREEMENT



                             Between


               INDIANAPOLIS POWER & LIGHT COMPANY



                               And



         HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC.




                   Dated as of October 1, 1983

                       MODIFICATION NO. 2


                               To

                    INTERCONNECTION AGREEMENT

                             Between


               INDIANAPOLIS POWER & LIGHT COMPANY

                               And

         HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC.


     THIS MODIFICATION NO. 2, dated as of this 1st day of October, 1983, between INDIANAPOLIS POWER & LIGHT COMPANY (hereinafter called "IPL"), an Indiana corporation, and HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC. (hereinafter called "Hoosier"), an Indiana corporation,

                           WITNESSETH:

     0.01 WHEREAS, there is not in force and effect between IPL and Hoosier an interconnection agreement dated as of December 1, 1981, as amended by a Modification No. 1 dated June 1, 1982 (such agreement as so amended being hereinafter referred to as the "1981 Interconnection Agreement"); and

     0.02 WHEREAS, in order to meet customer loads in the area, Hoosier is required to establish as soon as practicable an electric substation near the intersection of 800 North Road and 500 West Road in Johnson County, Indiana (hereinafter referred to as the "Honey Creek
Substation"); and

     0.03 WHEREAS, Hoosier is presently unable to supply electric power to the Honey Creek Substation because it has no transmission lines in the area thereof and it has been unable to work out a permanent arrangement for the transmission of electric power to the Honey Creek Substation either through the construction of its own transmission facilities or through the utilization of the transmission facilities of another utility; and

     0.04 WHEREAS, Hoosier represents to IPL that it is using, and will continue to use, its best efforts either to construct adequate transmission facilities, or to otherwise make arrangements, for the transmission of electric power to the Honey Creek Substation within the next five years, but that in the interim, Hoosier desires to provide electric power to the Honey Creek Substation through the temporary establishment of a tap point on IPL's 138KV transmission line running from its Pritchard Generating Station to its Southport Substation (hereinafter referred to as the "Honey Creek Tap Point"); and

     0.05 WHEREAS, IPL in reliance upon the foregoing representations of Hoosier is willing to provide, but only on a temporary basis, the Honey Creek Tap Point upon the terms and conditions herein provided;

     0.06 NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree as follows:

                            ARTICLE 1

     1.01 The 1981 Interconnection Agreement shall be, and the same hereby is, amended as follows:

     A. Article 1 thereof is hereby amended by inserting immediately following the present subsection 1.014 thereof, a new subsection, designated "1.015" to read as follows:

          "1.015 At its Honey Creek Substation, 138,000 volt three-phase interrupting device, three motor operated supervisory controlled 138,000 volt switches, a 10/12.5 MVA transformer, 12,470 volt metering equipment, supervisory and communication equipment including bank differential indication to IPL's control center, relaying, switching, and appurtenant equipment, all of which equipment shall be subject to the approval of IPL."

     and inserting immediately following the present subsection 1.025 thereof, a new subsection, designated "1.026" to read as follows:

          "1.026 At Honey Creek Tap Point, IPL agrees to make such modifications to its transmission facilities as are necessary to effect a connection at such Tap Point."

     and by inserting immediately following the present subsection 1.043 thereof, a new subsection, designated "1.044" to read as follows:

          "1.044 Hoosier agrees to pay IPL within 15 calendar days of receipt of invoice, all IPL costs associated with establishing the Honey Creek Tap Point."

     and by amending subsection 1.05 thereof to read as follows:

     "1.05     The Interconnection Points shall be:

          "1.051 The Petersburg Interconnection Point - that point at Petersburg where the terminal facilities provided therefor by IPL shall be connected to the Petersburg-Ratts line.

          "1.052 The Honey Creek Tap Point - that point at which the facilities provided therefor by Hoosier shall be connected to modified facilities of IPL."

     and by inserting immediately following the present subsection 1.08 thereof, a new subsection, designated "1.08A" to read as follows:

     "1.08A The parties hereto mutually agree that their respective systems will not be operated in parallel through the Honey Creek Tap Point. Electric energy supplied by IPL to Hoosier at the Honey Creek Tap Point will be used only to temporarily supply the ultimate customers of Johnson County REMC. Any power (demand) or energy supplied through the Honey Creek Tap Point shall be accounted and settled for as if supplied through any of the interconnection points which exist between the two companies. This accounting shall include any power (demand) and energy losses occurring on the IPL system due to the transfer of the energy to the Honey Creek Tap Point."

     B. Article 2 thereof is hereby amended by amending Section 2.01 to read as follows:

     "2.01 It is the purpose of the parties hereto to realize on an equitable basis, all reciprocal benefits practicable to be effected through coordination in the operation and development of their respective systems. It is understood by the parties that such benefits may be realized under the stated terms and conditions of the following interconnection services:

     A. the furnishing of mutual emergency and standby assistance, in accordance with Service Schedule A annexed hereto;

     B. the transfer of electric energy through the transmission system of one party for the benefit of the other, in accordance with Service Schedule B annexed hereto;

     C. the interchange, sale and purchase of energy to effect operating economies, in accordance with Service Schedule C annexed hereto;

     D. the sale and purchase of short-term electric power and energy available on the system of one party and needed on the system of the other, in accordance with Service Schedule D annexed hereto;

     E. the sale and purchase of limited term power and energy available on the system of one party and needed on the system of the other, in accordance with Service Schedule E annexed hereto;

     F. the sale and purchase of diversity power and energy, in accordance with Service Schedule F annexed hereto;

     G. the temporary use of IPL transmission facilities to provide service to Hoosier's Honey Creek Substation which is not directly connected to its transmission system, in accordance with Service Schedule G annexed hereto.

     In furtherance of such purpose the parties hereto shall create an Operating Committee as provided in Article 7 hereof."

     and by amending Section 2.03 to read as follows:

     "2.03     The respective service schedules shall be designated:

            I.  Service Schedule A - Emergency Service

           II.  Service Schedule B - Energy Transfer

          III.  Service Schedule C - Interchange Power

           IV.  Service Schedule D - Short Term Power

            V.  Service Schedule E - Limited Term Power (Firm)

           VI.  Service Schedule F - Diversity Power

          VII.  Service Schedule G - Temporary Transmission Use

     such service schedules having been agreed upon between the parties hereto, are attached hereto, made a part hereof, and marked
     Exhibits I, II, III, IV, V, VI and VII, respectively."

     and by adding Section 2.05 to read as follows:

     "2.05 Notwithstanding anything herein to the contrary, Hoosier hereby covenants and agrees that it will proceed diligently with the planning and construction of the transmission facilities necessary to supply electric power and energy to the Honey Creek Substation and/or will enter into arrangements with such electric utilities (other than IPL) as it deems appropriate in order to provide electric power and energy to the Honey Creek Substation on or before the termination of Modification No. 2 to this agreement and Service Schedule G, toward the end that the temporary electric transmission service being provided by IPL to Hoosier at the Honey Creek Tap Point may be replaced with electric transmission facilities of Hoosier or another electric utility within the five year term of said Modification No. 2 and Service Schedule G."

     C.  Article 4 thereof is hereby amended by amending subsection
     4.021 to read as follows:

          "4.021  At the Petersburg Interconnection specified in
          Section 1.05 above, by 138,000 volt metering equipment to be installed, owned and maintained by IPL ('Petersburg Metering Point')"

     and by inserting immediately following subsection 4.021 thereof, a new subsection, designated "4.022" to read as follows:

          "4.022  At the Honey Creek Tap Point specified in Section
          1.05 above, by 12,470 volt metering equipment to be installed and maintained by Hoosier ('Honey Creek Metering Point')"

     and by amending Section 4.03 to read as follows:

     "4.03 Suitable metering equipment at the metering point provided in Section 4.02 above shall include electric meters, potential and current transformers, and such other appurtenances as shall be necessary to give for each direction of flow the following quantities:

     A. a continuous automatic graphic record of both kilowatts and kilovars,

     B. an automatic record of the kilowatthours for each clock hour, and

     C.   a continuous integrating record of the kilowatthours.

     Meter readings taken at the Honey Creek Substation shall be adjusted by adding such amount as may be necessary to fully compensate IPL for losses in the Honey Creek transformer and on IPL's system."

     D. Article 7 thereof is hereby amended by inserting immediately following the present subsection 7.013 thereof, a new subsection designated "7.014" to read as follows:

          "7.014 All matters pertaining to rights of access, and rights to operate equipment installed as a part of this agreement."

     and by adding a new Section 7.03 to read as follows:

     "7.03 With respect to Hoosier's representations that it will use its best efforts to replace IPL's transmission facilities at the Honey Creek Tap Point with other transmission facilities, IPL representatives on the Operating Committee shall have the right of access at any reasonable time to any information relating to such representations and to Hoosier's progress in accomplishing the replacement of the temporary electric transmission service provided by IPL under Modification No. 2 to this agreement and Service Schedule G."

     E.  Article 8 thereof is hereby amended by adding a new Section
     8.02 to read as follows:

     "8.02 With respect to the Honey Creek Tap Point, Hoosier hereby agrees that IPL shall not be responsible for disruption of service or loss of continuity in providing service to the Honey Creek Substation and Hoosier hereby indemnifies and saves harmless IPL against any claim for injury to persons and damage to property in any way resulting from or growing out of any such service disruption or loss of continuity."

     F. Article 9 thereof is hereby amended by correcting the reference to "Section 9.02" contained in Section 9.01 thereof to read
     "Section 9.03"; and by adding a new Section 9.04 to read as follows:

     "9.04 Notwithstanding anything herein to the contrary, Modification No. 2 to this agreement and Service Schedule G will terminate on the earlier of the following dates: (i) on the date Hoosier has replaced the service provided by IPL under said Modification No. 2 and Service Schedule G with transmission facilities of Hoosier or with transmission facilities of another utility, or (ii) on the date that is five years after the effective date of said Modification No. 2 and Service Schedule G as established by the Federal Energy Regulatory Commission (FERC); provided, that in the event Hoosier is in the process of replacing IPL's transmission service under said Modification No. 2 and Service Schedule G, but, through no fault of its own, Hoosier is unable to consummate such replacement within the five-year term of said Modification No. 2 and Service Schedule G, then the term thereof may be extended for an additional period of not more than three years, upon adequate assurances being given to IPL by Hoosier that replacement of such transmission service by IPL to Hoosier will be accomplished within such additional period. If Hoosier fails to make such assurances, or IPL deems them inadequate, such term shall not be extended. Hoosier agrees, in connection with any such termination, that IPL may unilaterally file an appropriate notice of termination with FERC, in which filing Hoosier shall concur. Hoosier hereby releases IPL from all obligations, contractual or otherwise, to provide electric transmission service to the Honey Creek Substation through the Honey Creek Tap Point beyond the date of termination of said Modification No. 2 and Service Schedule G as hereinabove provided, and Hoosier agrees that after such termination it shall be required to rely exclusively upon its own electric transmission facilities or the electric transmission facilities of a utility other than IPL to supply electric power and energy to the Honey Creek Substation."

     G.  Article 10 thereof is hereby amended by adding a new Section
     10.04 to read as follows:

     "10.04 This Article 10 shall not apply to Modification No. 2 to this agreement or to Service Schedule G."

     H.  Article 14 thereof is hereby amended by adding a new Section
     14.02 to read as follows:

     "14.02 Hoosier hereby covenants and agrees to support, by concurrence or otherwise, at such reasonable time as IPL deems appropriate, any filing with FERC that IPL considers necessary and expedient to terminate and cancel Modification No. 2 to this agreement and Service Schedule G in accordance with the terms and conditions of Section 9.04 hereof."

     I.  Article 16 thereof is hereby amended by adding a new Section
     16.03 to read as follows:

     "16.03 Upon termination of the Honey Creek Tap Point, Modification No. 2 to this agreement and Service Schedule G (except for the reference correction in Section 9.01 which shall remain effective) shall be of no further force and affect and shall no longer be a part of this agreement."

                            ARTICLE 2

     2.01 Except as otherwise specifically provided by this Modification No. 2 or subsequent modifications, the terms
"Interconnection Point", "Metering Point", and "Delivery Point", shall include all points at which the parties thereto are interconnected.

                            ARTICLE 3

     Except as hereinabove specifically amended, all other terms and conditions of the 1981 Interconnection Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Modification No. 2 to be executed by their respective duly authorized officers as of the day, month and year first written above.

                    INDIANAPOLIS POWER & LIGHT COMPANY


                    By  /s/ Robert W. Hill


                    HOOSIER ENERGY RURAL ELECTRIC
                      COOPERATIVE, INC.


                    By  /s/ Virgil E. Peterson
                      Virgil E. Peterson
                      Executive Vice President
                        and General Manager

                                      Exhibit VII
                                 (to the 1981 Agreement)

                       SERVICE SCHEDULE G

                   TEMPORARY TRANSMISSION USE

SECTION 1 - DURATION

     1.1 This Service Schedule, being part of Modification No. 2 to the Agreement dated December 1, 1981 between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") as amended by Modification No. 1 dated June 1, 1982 (the "1981 Agreement"), shall become effective on the effective date of Modification No. 2 and shall continue in effect until terminated in accordance with that Modification.

SECTION 2.1 - SERVICES TO BE RENDERED

     2.1 IPL agrees to provide temporary transmission services for the purpose of delivering power (demand) and energy from any of the interconnection points between IPL and Hoosier to the tap point described and referred to in said Modification No. 2 as the Honey Creek Tap Point.

     2.2 Any power (demand) and energy delivered by IPL to the Honey Creek Tap Point shall be simultaneously supplied to IPL from Hoosier at any other interconnection point or points provided for in the 1981 Agreement. The power and energy shall be adjusted to compensate IPL for electrical losses incurred in the delivery of such power. Any difference in power or energy delivered to Hoosier through said tap point and that supplied by Hoosier to IPL shall be settled for in accordance with Section 3.03 of the 1981 Agreement.

     2.3 Hoosier agrees that the power (demand) delivered shall not exceed fifteen (15) MW at the Honey Creek Tap Point.

SECTION 3 - COMPENSATION

     3.1 Electric power measured in kilowatts delivered at the Honey Creek Tap Point under this Service Schedule shall be billed at $0.92 per kilowatt month. This demand charge for use of IPL's transmission facilities shall be on the maximum hourly demand in kilowatts, measured in the calendar month of billing, and shall be adjusted to compensate IPL for losses in the IPL system and in the transformer bank used at the Honey Creek Tap Point.

                       Modification No. 3



                               To


                    INTERCONNECTION AGREEMENT



                             Between


               INDIANAPOLIS POWER & LIGHT COMPANY



                               And



         HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC.




                  Dated as of September 1, 1989

                       MODIFICATION NO. 3


                               To

                    INTERCONNECTION AGREEMENT

                             Between


               INDIANAPOLIS POWER & LIGHT COMPANY

                               And

         HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC.


     THIS MODIFICATION NO. 3, dated as of this 1st day of September, 1989, between INDIANAPOLIS POWER & LIGHT COMPANY (hereinafter called "IPL"), an Indiana corporation, and HOOSIER ENERGY RURAL ELECTRIC
COOPERATIVE, INC. (hereinafter called "Hoosier"), an Indiana corporation,

                           WITNESSETH:

     0.01 WHEREAS, there is now in force and effect between IPL and Hoosier an interconnection agreement dated as of December 1, 1981, as amended by a Modification No. 1 dated as of June 1, 1982 and Modification No. 2 dated as of October 1, 1983 (such agreement as so amended being hereinafter referred to as the "1981 Agreement"); and

     0.02 WHEREAS, IPL desires to utilize, when and as requested, certain electric transmission facilities of Hoosier to transmit power and associated energy from Big Rivers Electric Corporation (hereinafter called "Big Rivers") located in Kentucky to IPL over a 20-year period beginning January 1, 1991; and

     0.03 WHEREAS, Hoosier is willing to transmit such power and associated energy from Big Rivers to IPL when and as requested over such 20 year period in accordance with the terms and conditions of this Modification No. 3 and Service Schedule H annexed thereto, and

     0.04 WHEREAS, Hoosier desires to extend Service Schedule G and IPL is willing to extend Service Schedule G through December 31, 2010, in accordance with the terms and conditions of this Modification No. 3 and Service Schedule G annexed thereto, and

     0.05 WHEREAS, both parties desire to revise and/or refile Service Schedules A, B, C, D, E and F and file New Service Schedules A, B, C, D, E, and F as part of this Modification No. 3.


                            ARTICLE 1

     1.01 The 1981 Agreement shall be, and the same hereby is, amended as follows:

     I. Article 2 thereof is hereby amended by revising Section 2.01 to read as follows:

     "2.01     It is the purpose of the parties hereto to realize on an
     equitable basis, all reciprocal benefits practicable to be effected through coordination in the operation and development of their respective systems. It is understood by the parties that such benefits may be realized under the stated terms and conditions of the following interconnection services:

          A. the furnishing of mutual emergency and standby assistance, in accordance with Service Schedule A annexed hereto;

          B. the transfer of electric energy through the transmission system of one party for the benefit of the other, in accordance with Service Schedule B annexed hereto;

          C. the interchange, sale and purchase of energy to effect operation economies, in accordance with Service
               Schedule C annexed hereto;

          D. the sale and purchase of short-term electric power and energy available on the system of one party and needed on the system of the other, in accordance with Service Schedule D annexed hereto;

          E. the sale and purchase of limited term power and energy available on the system of one party and needed on the system of the other, in accordance with Service
               Schedule E annexed hereto;

          F. the sale and purchase of diversity power and energy, in accordance with Service Schedule F annexed hereto;

          G. the temporary use of IPL transmission facilities to provide service to Hoosier's Honey Creek Substation which is not directly connected to its transmission system, in accordance with Service Schedule G annexed hereto;

          H. the transfer of electric power and associated energy from Big Rivers to IPL when and as requested in accordance with Service Schedule H annexed hereto.

          In furtherance of such purpose the parties hereto shall create an Operating Committee as provided in Article 7 hereof."

     and by amending Section 2.03 to read as follows:

     "2.03     The respective service schedules shall be designated:

            I.  Service Schedule A - Emergency Service

           II.  Service Schedule B - Energy Transfer

          III.  Service Schedule C - Interchange Power

           IV.  Service Schedule D - Short Term Power

            V.  Service Schedule E - Limited Term Power (Firm)

           VI.  Service Schedule F - Diversity Power

          VII.  Service Schedule G - Temporary Transmission Service

          VIII.  Service Schedule H - Specific Transmission Service

     such service schedules having been agreed upon between the Parties hereto, are attached hereto, and made a part hereof, and marked Exhibits I, II, III, IV, V, VI, VII and VIII respectively."

and by deleting Section 2.05 (as added by Modification No. 2) in its entirety.

     II.  Article 7 thereof is amended by deleting there from Section
7.03 (as added by modification No. 2) in its entirety.

     III. Article 9 thereof is hereby amended by revising Section 9.01 to read as follows:

     "9.01     This agreement shall become effective at the date hereof,
     subject to the filing requirements of FERC, or any other regulatory authority having jurisdiction and to approval of any such authority, if required, and except as otherwise provided in Service Schedules G and H shall continue in effect through December 31, 2010, (the "Initial Term"), and thereafter for successive terms of three (3) years each unless and until terminated as provided in
     Section 9.03 thereof."

and by deleting Section 9.04 (as added by Modification No. 2) in its entirety and by adding new Sections 9.04 and 9.05 to read as follows:

     "9.04     If any regulatory authority having jurisdiction over
     Modification No. 3 does not accept it for filing within ninety (90) days after its submission, or requires any modification to its rates, terms or conditions as a condition of accepting Modification No. 3 for filing, either party may terminate Modification No. 3, if in such party's good faith judgment such modification materially changes the benefits or burdens to the party desiring to terminate. In that event, such party may terminate Modification No. 3 by notifying the other party in writing of its intention to so terminate not more than thirty (30) days after final action is taken not to accept Modification No. 3 for filing or which requires such modification as a condition of such acceptance. Modification No. 3 shall terminate thirty (30) days after receipt of such notice by the other party.

     "9.05 If at any time after acceptance of Modification No. 3 any regulatory authority having jurisdiction over it modifies its rates, terms or conditions, either party may terminate Modification No. 3 if in such party's good faith judgment such modification materially changes the benefits or burdens of Modification No. 3 to the party desiring to terminate. In that event, such party may terminate Modification No. 3 by notifying the other party in writing within 90 days after the notice of its intention to so terminate as well as the desired termination date."

     IV. Article 10 shall be amended in its entirety to read as follows:

                           "ARTICLE 10

                          "ARBITRATION

     "10.01    Any controversy or claim arising out of or relating to
     this agreement or any breach thereof, shall first be submitted in writing as soon as practicable to the authorized representatives and one of their respective alternates designated under Subsection
     7.01 hereof, the 4 of whom shall constitute a Review Committee for the purpose of reviewing the controversy or claim and reaching a majority opinion as to the appropriate resolution thereof. In the event a majority opinion of the Review Committee cannot be reached within 30 days of submission, the matter shall be submitted to the President of IPL and the General Manager of Hoosier who shall use their best efforts to resolve such controversy or claim. If the controversy or claim cannot be resolved within 30 days after submission to the President and General Manager, the same shall be settled by arbitration in accordance with the Commercial Arbitration Rules of The American Arbitration Association and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration proceedings shall be conducted at Indianapolis, Indiana and arbitrators shall make awards within 90 days of the date proceedings begin unless otherwise agreed to in writing by the parties."


     V. Article 11 shall be amended in its entirety to read as follows:

                           "ARTICLE 11

          "INDEMNIFICATION AND LIMITATION OF LIABILITY

     "11.01     Limitation of Liability.  In no event shall one party
     be liable to the other party for any indirect, special, incidental or consequential damages with respect to any claim arising out of this agreement.

     "11.02 Indemnification Clause. Each party shall indemnify, defend and hold harmless the other party from and against any liability, loss, cost, damage and expense because of injury or damage to persons or property resulting from, or arising out of the use of its own facilities or the production or flow of electric energy by and through its own facilities, except when such injury or damage is due to the sole negligence of the other party. In addition, each party shall hold the other party harmless for any taxes, licenses, permits, fees, penalties, or fines assessed against one party upon any of the property of such party located on the premises of the other party.

     "11.03 Environmental Liability. Each party shall be responsible for its own compliance with all applicable environmental regulations, and each party shall hold the other party harmless from any liability, loss, cost or expense arising out of, and shall bear all costs arising from, its failure to comply with such environmental regulations."

     VI.  Article 14 thereof is hereby amended by deleting Section
14.02 (as added by Modification No. 2) in its entirety.

     VII. Article 16 thereof is hereby amended by deleting Section
16.03 (as added by Modification No. 2) in its entirety.

     VIII. Article 20 and Article 21 are hereby added to the 1981 Agreement to read as follows:

                           "ARTICLE 20

                            "DEFAULT

     "20.01 Default Defined. As used herein, "Default" shall mean the failure of a party to make any payment or perform any obligation at the time and in the manner required by this agreement, except where such failure to discharge obligations (other than the payment of money) is the result of Force Majeure. Failure to make any payment in the time and manner required by this agreement shall not be excused as a Default by payment of late charges in accordance with the provisions in Section 20.02 below.

     "20.02 Remedies For Default. Upon failure of a party to make a payment or perform an obligation required hereunder, the other party shall give written notice of Default to the defaulting party. The defaulting party shall have thirty (30) days within which to cure the Default. If a Default is not cured within such period, the party not in Default, at its option, may, in addition to all other rights and remedies available at law, in equity or under any other provision of this agreement: (i) give notice to the defaulting party of its intention to cure the Default and to take such steps as such party deems necessary to cure the Default, or
     (ii) suspend this agreement for a period of 6 months, after which this agreement shall automatically terminate. The defaulting party shall, in any event, pay to the other party the total of all additional costs reasonably incurred by such other party as a result of such Default and/or the curing of such Default, including, reasonable attorneys' fees, money reasonably paid to others, the reasonable equivalent in money for services of property obtained, and any other costs reasonably incurred by such other party in attempting to remedy such Default, together with interest on the total of such costs at the per annum rate of two (2) percent above the commercial lending rate as determined in Article 6 hereof. This provision is not intended as a liquidated damages provision or to limit liability in any way, and the party not in Default may also maintain such other actions for damages as may be provided by law, in equity or under this agreement."

                           "ARTICLE 21

                         "FORCE MAJEURE

     "21.02 Force Majeure. The term "Force Majeure" shall mean any cause beyond the control of the party invoking the Force Majeure, including, but not limited to, failure or threat of failure of facilities, equipment or fuel supply, ice, act of God, flood, earthquake, storm, fire, lightning, explosion, epidemic, war, civil war, invasion, insurrection, military or usurped power, act of the public enemy, riot, civil disturbance or disobedience, strike, lockout, work stoppage, other industrial disturbance or dispute, labor or material shortage, national emergency, sabotage, failure of contractors or suppliers of materials; inability to obtain or ship materials or equipment because of the effect of similar causes on suppliers or carriers; restraint by court order or other public authority or governmental agency, or action or non-action by, or failure to obtain the necessary authorizations or approvals from, or obtaining the necessary authorizations or approvals only subject to unreasonable restrictions from, any governmental agency or authority, which by the exercise of due diligence such party could not reasonably have been expected to avoid. Nothing contained herein shall be construed to require a party to settle any strike, lockout, work stoppage or other industrial disturbance or dispute in which it may be involved or to take an appeal from any judicial, regulatory or administrative action. Any party rendered unable to fulfill any of its obligations under this agreement by reason of Force Majeure shall exercise due diligence to remove such inability with all reasonable dispatch. In the event either party is unable, in whole or in part, to perform any of its obligations by reason of Force Majeure the obligations of the party relying thereon, insofar as such obligations are affected by such Force Majeure, shall be suspended during the continuance thereof but no longer. The party invoking the Force Majeure shall specifically state the full particulars of the Force Majeure and the time and date when the Force Majeure occurred. Notices given by telephone under the provisions of this Article shall be confirmed in writing as soon as reasonably possible. When the Force Majeure ceases, the party relying thereon shall give immediate notice thereof to the other party. This agreement shall not be terminated by reason of Force Majeure but shall remain in full force and effect."

                            ARTICLE 2

     2.01 Except as hereinabove specifically amended, all other terms and conditions of the 1981 Agreement and Modification No. 2 shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Modification No. 3 to be executed by their respective duly authorized officers as of the day, month and year first written above.

                    INDIANAPOLIS POWER & LIGHT COMPANY


                    By  /s/ Robert W. Hill
                       Robert W. Hill
                       Chairman and President

                    HOOSIER ENERGY RURAL ELECTRIC
                      COOPERATIVE, INC.


                    By  /s/ J. Steven Smith for
                       Virgil E. Peterson
                       Executive Vice President
                         and General Manager
                                              EXHIBIT I

                       SERVICE SCHEDULE A

                        EMERGENCY SERVICE

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - SERVICES TO BE RENDERED

2.1 Subject to the provisions of subsection 2.2 of this Section 2, in the event of a breakdown or other emergency in or on the system of either party involving either sources of power or transmission facilities, or both, impairing or jeopardizing the ability of the party suffering the emergency to meet the loads of its system, the other party shall supply to the party having the emergency such electric energy as the supplying party is requested to deliver; provided, that neither party shall be obligated to supply such emergency energy which, in the supplying party's sole judgment, cannot be delivered without creating a hazard to or economic burden upon its operations or without impairing or jeopardizing the total load requirements of its system; and provided further, that neither party shall be obligated to supply such emergency energy for a period in excess of forty-eight consecutive hours during any single emergency.

2.2 The parties recognize that the supply of electric energy as provided for in subsection 2.1 of this Section 2 is subject to two conditions which may preclude the delivery of such energy as so provided:
(a) the party requested to deliver electric energy may be suffering an emergency in or on its own system as described in said subsection 2.1, or
(b) the system of the party of whom such request is made may be delivering electric energy under a mutual emergency interchange agreement, to the system of another interconnected company which is suffering an emergency in or on its system. Under conditions as cited under (a) above, neither party shall be considered to be in default hereunder if unable to comply with the provisions of said subsection 2.1. Under conditions as cited under (b) above, neither party shall be considered to be in default hereunder if it is unable to comply with the provisions of said subsection 2.1 provided that the aforesaid interconnected company has suffered said emergency in or on its system prior to and within forty-eight hours of that of the other party hereto and that, if requested by said other party, such delivery of electric energy to said interconnected company shall be discontinued within forty-eight hours following the start of such delivery, and a subsequent delivery shall be made for a full forty-eight hour period to said other party in accordance with the provisions of said subsection 2.1.

2.3 If at any time the record over a reasonably prior period shows clearly that either of the parties has failed to deliver energy in accordance with and subject to the provisions of subsection 2.1 and subsection 2.2 of this Section 2, either party, by written notice given to the other party, may call for a joint study by the parties of the reserve generating capacity in and provided for their respective systems and of their respective system transmission facilities affecting the supply and delivery of power and energy under the Agreement. It shall be the purpose of such study to determine the adequacy or inadequacy of reserve generating capacity and transmission facilities being provided to meet the requirements of the parties' respective systems, reflecting obligations under the Agreement, and, if inadequate, the extent of the burden that one party may be placing upon the other. If it should be found that one party is placing an unreasonable burden upon the other, the party causing such burden shall take such measures as are necessary to remove the burden from the other party, or the parties shall enter into such arrangements as shall provide for equitable compensation to the party being burdened.

SECTION 3 - COMPENSATION

3.1 Emergency Energy shall be settled for, at the option of the supplying party, either by payment or by return of equivalent energy.

3.2 If the supplying party opts to receive payment for Emergency Energy delivered, the receiving party shall pay the supplying party the greater of:

     3.21 110% of the out-of-pocket cost of supplying such Emergency Energy that is generated from the supplying party's own system, and, for energy purchased by the supplying party from another interconnected system which is not a signatory to this Agreement ("Third Party") at the request of the receiving party, 100% of the amount paid to such Third Party plus up to 3.46 mills per kilowatthour (consisting of up to 2.46 mills per kilowatthour for a transmission charge and 1 mill per kilowatthour for difficult to quantify energy related costs) plus any transmission losses.

     3.22      30 mills per kilowatthour of such Emergency Energy

3.3 If the supplying party opts to receive equivalent energy for Emergency Energy delivered; such equivalent energy shall be returned at times when the load conditions of the party originally supplying Emergency Energy are substantially equivalent to the load conditions of such party that existed when the Emergency Energy was delivered or, if such party elects to have equivalent energy returned under different conditions, it shall be returned in such amounts and at such times as, the Operating Committee agrees will compensate the original supplying party, for the difference in conditions.

                                              EXHIBIT II
                             AMENDED
                       SERVICE SCHEDULE B

                         ENERGY TRANSFER

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - TRANSFER ARRANGEMENT

2.1 In carrying out the interconnected operation of their respective systems as provided for under the Agreement, energy being received by a portion of one party's system from another portion of its system or to the system of another interconnected company, may flow over the transmission facilities of the other party as a natural result of the physical and electrical characteristics of the interconnected network of transmission lines to which the parties are connected. Such flow of energy may occur during periods when conditions of system operation are normal or may occur during periods of emergency caused by the failure of either sources of power or transmission facilities, or both. In respect to such flow of energy (hereinafter called "energy transfer") the parties agree as follows:

     2.11 Such energy transfer over their respective transmission facilities shall be permitted whenever such transfer occurs; provided, that such energy transfer shall not be of such magnitude or duration as to affect adversely, or jeopardize the ability of, the party over whose system such energy transfers occur to render or accept service to or from companies with which it now has, or at any time hereafter may have contractual arrangements for the interchange of power or energy.

     2.12 The parties recognize that in carrying out the provisions of this Service Schedule, the above-described energy transfer, either during periods when conditions of system operation are normal or during periods of emergency, or both, may eventually require the installation of additional transmission facilities in order that such energy transfer may be properly controlled to the end that the ability of the party over whose system such energy transfers occur to meet its own requirements, as described under 2.11 above, is not affected adversely or jeopardized. In the event the need for such additional transmission facilities becomes apparent to either of the parties during any term of this Service Schedule, upon written notice given by either party to the other party and as soon as practicable following such notice, the parties shall jointly reexamine conditions relating to Energy Transfer. In such reexamination, if called for, the parties shall agree upon such additional transmission facilities as may be required to be installed, if any, and upon an equitable basis for bearing the cost of installing, maintaining and operating such facilities, if installed.

SECTION 3 - POWER AND ENERGY ACCOUNTING

3.1  The parties recognize that energy transfers as described under
Section 2 of this Service Schedule, except for such amounts of electrical losses as may be incurred because of such energy transfers, are the simultaneous acceptance and delivery of like amounts of power and energy by and from the system of the party over whose system such energy transfers occur. Power and energy associated with energy transfers, including electrical losses associated therewith, shall be accounted for each clock-hour as provided for under Article 5 of the Agreement. Proper consideration to such electrical losses will be in accordance with the manner agreed upon by the Operating Committee. It is understood by the parties, however, that such electrical losses resulting from energy transfers, to be taken as losses over and above the losses prevailing under basic conditions agreed upon by the parties, shall be supplied simultaneously by the party for whom such energy transfers are being made. The parties agree that initially such basic conditions will be established as those that exist when the scheduled net delivery between the systems of the parties, and between their respective systems and the systems of other interconnected companies, is zero kilowatts. It is further understood that, from time to time, conditions may require the establishment of different basic conditions for such purpose. Either party by written notice given to the other party may call for a prompt reexamination and reconsideration of matters pertinent to the establishment of said basic conditions, whenever such reexamination appears to be warranted, and the parties will thereupon agree to effect such changes in the basic conditions, if any, that will equitably compensate the parties for such losses. Should such reexamination be required, a statement will be prepared by the parties which shall include in detail the amounts of energy delivered and received by the parties that are associated with energy transfer and the amounts of electrical losses associated therewith.



     Accepted and approved this 8th day of December, 1989.

HOOSIER ENERGY RURAL ELECTRIC INDIANAPOLIS POWER & LIGHT COMPANY
  COOPERATIVE, INC.


By  /s/ R.E. Jones                      /s/  J.C. Berlier

     R.E. Jones, Division Manager    J.C. Berlier, Vice President
     Power Supply                       Supply Planning and Rates

                                              EXHIBIT III

                       SERVICE SCHEDULE C

                        INTERCHANGE POWER

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - SERVICES TO BE RENDERED

Economy Energy

2.1 Either party may arrange to purchase from the other party electric energy ("Economy Energy") when it is possible to effect a saving thereby and, when in the sole judgment of the supplying party, such energy is available. Prior to each Economy Energy transaction, the amount of energy, the time of its delivery, and the charge therefore shall be determined by the parties. Receipt or delivery of Economy Energy may also be arranged with other interconnected systems not parties to this Agreement.

Non-Displacement Energy

2.2 It is recognized that occasions will arise when transactions under subsection 2.1 above will be impracticable although a party may have electric energy (herein called "Non-Displacement Energy") which it is willing to make available from surplus capacity from its own system or from outside sources, or both and which can be utilized advantageously for short intervals by the other party. In such event, the party desiring such receipt of energy shall notify the other party of the extent to which it desires to obtain Non-Displacement Energy, and if the other party, in its sole judgment, determines that Non-Displacement Energy is available, schedules providing the period and extent of use shall be mutually agreed upon. Neither party shall be obligated to make any Non-Displacement Energy available to the other.

SECTION 3 - COMPENSATION

Economy Energy

3.1 The charge for Economy Energy purchased by either party from the other shall be based on the principle that the purchasing party shall pay the out-of-pocket cost of the supplying party such energy and that the resulting savings to the purchasing party shall be equally shared by both parties.

3.2 When Economy Energy is obtained from or delivered to a system interconnected with either of the Parties which is not a signatory in the Agreement ("Third Party"), payments among the participants in such a transaction shall be based on the out-of-pocket costs of the supplying party or Third Party providing the Energy and an allocation of the gross savings, which are defined as the difference between (1) what the out-of-pocket costs of the receiving party or Third Party would have been to generate such Energy, and (2) the out-of-pocket costs of the supplying party or Third Party providing the Energy. Such allocation shall be made as provided in subsection 3.21 and 3.22 hereinbelow.

     3.21 The transmitting party shall be paid (A) its cost of purchasing the Energy supplied, plus (B) its costs of any additional transmission losses incurred, plus (C) the greater of fifteen percent of the gross savings remaining after deducting all such payments for transmission losses or an amount up to 3.46 mills per kilowatthour of Energy received for transmission.

     3.22 The supplying party or Third Party shall be paid its out-of-pocket costs of providing the Energy, plus one-half of the gross savings remaining after deducting all payments made under subsection 3.21.

Non-Displacement Energy

3.3 Non-Displacement Energy delivered hereunder that is generated by the supplying party's system shall be settled for either by return of equivalent Energy or, at the option of the supplying party, by the payment of the out-of-pocket costs of the supplying party generating such Energy plus ten percent of such cost. If equivalent Energy is returned, it shall be returned at times when load conditions of the receiving party are equivalent to the load condition of such party at the time the energy was delivered or, different conditions, such energy shall be returned in such amounts, to be agreed upon by the operating committee, as will compensate for the difference in conditions.

3.4 Non-Displacement Energy delivered under subsection 2.2 above that is purchased by the supplying party from another interconnected system at the request of the receiving party shall be settled for by the payment of 100 percent of the amount paid to such Third Party, plus up to 3.46 mills per kilowatthour (consisting of up to 2.46 mills per kilowatthour for a transmission charge plus 1 mill per kilowatthour for difficult to quantify energy related costs) plus any transmission losses.

                                              EXHIBIT IV

                       SERVICE SCHEDULE D

                        SHORT TERM POWER

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - SERVICES TO BE RENDERED

2.1 Either party, by giving the other party sufficient notice, may reserve for periods of one or more days or weeks, such electric power (herein called "Short Term Power") as the supplying party at that time may have and is willing to supply as Short Term Power. The party asked to supply Short Term Power shall be the sole judge as to the amounts and periods that it has electric power available that may be reserved by the other party as Short Term Power. As used herein, the term "week" shall mean any seven consecutive days.

2.2 The party desiring to reserve Short Term Power shall specify in a notice to the other party the number of kilowatts and the period for which it desires to reserve such power and the desired delivery schedule for such power. The supplying party shall promptly acknowledge receipt of such notice and, shall signify the extent of its ability and willingness to supply power in accordance with the provisions of such notice. Any such notice or acknowledgement thereof initially may be given orally; however if requested by either party, it shall be confirmed in writing and such confirmation shall be forwarded not later than the third day following the date such oral notice is given, excluding Saturdays, Sundays and holidays.

2.3 During the period the Short Term Power has been reserved as provided in Section 2.2 above, the supplying party shall deliver upon call electric energy (hereincalled "Short Term Energy") to the other party at the delivery point or points set forth in Section 4.01 of the Agreement in amounts not to exceed the number of kilowatts reserved. However, in the event conditions arise during such period which could not have been reasonably foreseen at the time Short Term Energy was reserved and such conditions would cause the delivery of said power to be burdensome to the supplying party, said party shall have the right to require the purchasing party to reduce for any portion of such period the amount of such energy being taken to the amount specified by the supplying party. The purchasing party shall promptly comply with such requirement of the supplying party.

SECTION 3 - COMPENSATION

3.1 The Party reserving Weekly or Daily Short Term Power shall pay the supplying party the following Demand Charges:

     3.11 WEEKLY SHORT TERM POWER -- For any week that Short Term Power is reserved, up to $1.05 per kilowatt reserved; less, for each day during any part of which the amount of Weekly Short Term Power is reduced upon notice from the supplying party, one-sixth (1/6) of the supplying party's weekly demand rate per kilowatt for each kilowatt reduction but not more than the rate agreed upon for each kilowatt per month.

     3.12 DAILY SHORT TERM POWER -- For any day that Short Term Power is reserved, up to $0.21 per kilowatt reserved; less, for each day during which the amount of Daily Short Term Power is reduced upon notice by the supplying party, the demand charge per kilowatt for each day during which any such reduction is in effect shall be waived for each kilowatt of reduction.

     3.13 THIRD PARTY WEEKLY SHORT TERM POWER -- For any week that Weekly Short Term Power is reserved from a Third Party by the supplying party for and at the request of the receiving party, such Short Term Power shall be supplied at the rate of up to $0.295 per kilowatt reserved per week plus the demand charge paid therefore by the supplying party to the Third Party in the event the amount of Weekly Short Term Power reserved from a Third Party is reduced upon the request of the Third Party, the demand charge for each day during which such reduction is in effect shall be reduced by the amount of which the demand charge payable by the supplying party is reduced under its Agreement with such Third Party plus, one-sixth (1/6) of the rate per kilowatt agreement upon under this paragraph for each kilowatt of reduction per day, but not more than the rate agreed upon for each kilowatt per week.

     3.14 THIRD PARTY DAILY SHORT TERM POWER -- For any day that Daily Short Term Power is reserved from a Third Party by the supplying party for and at the request of the receiving party, such Short Term Power shall be supplied at the rate of up to $0.059 per kilowatt reserved per day plus the demand charge paid therefore by the supplying party to the Third Party. In the event the amount of Daily Short Term Power reserved from a Third Party is reduced upon the request of the Third Party, the demand charge for each day during which such reduction is in effect shall be reduced by the amount by which the demand charge payable by the supplying party is reduced under its Agreement with such Third Party plus, the rate per kilowatt agreed upon under this paragraph for each kilowatt of said reduction.

3.2 The reserving party shall pay the supplying party for all Weekly or Daily Short Term Energy delivered at the following rates:

     3.21 For each kilowatthour that is generated by the supplying party's system, 100 percent of the out-of-pocket costs of supplying Short Term Energy called for during such period, plus 10 percent of such costs.

     3.22 For each kilowatthour purchased by the supplying party from a Third Party in order to supply the Short Term Energy called for during such period, 100 percent of the amount of the Energy charge paid therefore by the supplying party plus 1 mill per kilowatthour plus any transmission losses.

                                              EXHIBIT V

                       SERVICE SCHEDULE E

                    LIMITED TERM POWER (FIRM)

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - SERVICES TO BE RENDERED

2.1 Either party by giving the other party notice may reserve for periods of not less than one (1) or more than twelve (12) months, such electric power (hereincalled "Limited Term Power (Firm)") as the other party may be willing to make available as Limited Term Power (Firm). The party asked to supply Limited Term Power (Firm) shall be the sole judge as to the amounts and periods that it has electric power available that may be reserved by the other party as Limited Term Power (Firm).

     2.11 To reserve Limited Term Power (Firm), the party desiring such power shall specify in its notice to the supplying party the number of kilowatts and the period for which it desires to so reserve such power. The supplying party shall signify the extent of its ability and willingness to comply with the provisions of such notice. Any notice or any acknowledgement of such notice that initially may be given orally shall be confirmed thereafter in writing.

     2.12 During each period that Limited Term Power (Firm) has been reserved as above provided, the supplying party shall deliver upon call electric energy (herein called "Limited Term Energy
               (Firm)") to the other party at the delivery point or points set forth in Section 4.01 of Article 4 of the Agreement in any amount up to and including the number of kilowatts reserved. However, in the event conditions arise during such period which could not have been reasonably foreseen at the time said power was reserved and such conditions would cause the delivery of Limited Term Energy (Firm) to be burdensome to the supplying party, the supplying party may, upon notice to the reserving party reduce or interrupt the delivery of such energy to preserve the integrity of, or to prevent or limit any instability on, its system.

     2.13 The Limited Term Power (Firm) billing demand for any period shall be taken as equal to the number of kilowatts reserved as Limited Term Power (Firm) for such period.

SECTION 3 - COMPENSATION

3.1 The party reserving Limited Term Power (Firm) shall pay the supplying party the following Demand Charges:

     3.11 MONTHLY LIMITED TERM POWER (FIRM) -- For any month that Limited Term Power (Firm) is reserved, up to $5.50 per kilowatt reserved; less, for each day during any part of which the amount of Monthly Limited Term Power (Firm) is reduced upon notice from the supplying party, one-twentieth (1/20) of the supplying party's monthly demand rate per kilowatt for each kilowatt of reduction but not more than the rate agreed upon for each kilowatt per month.

     3.12 THIRD PARTY MONTHLY LIMITED TERM POWER (FIRM) -- For any month that Monthly Limited Term Power (Firm) is reserved from a Third Party by the supplying party for and at the request of the receiving party, such Monthly Limited Term Power
          (Firm) shall be supplied at the rate of up to $1.28 per kilowatt reserved per month plus the demand charge paid therefore by the supplying party to the Third Party. In the event the amount of Monthly Limited Term Power (Firm) reserved from a Third Party is reduced upon the request of the Third Party, the demand charge for each day during which such reduction is in effect shall be reduced by the amount by which the demand charge payable by the supplying party is reduced under its Agreement with such Third Party plus, one-thirtieth (1/30) of the rate per kilowatt agreed upon under this paragraph for each kilowatt of reduction per day, but not more than the rate agreed upon for each kilowatt per month.

3.2 The reserving party shall pay the supplying party for all Monthly Limited Term Energy (Firm) delivered at the following rates:

     3.21 For each kilowatthour that is generated by the supplying party's system, 100 percent of the out-of-pocket costs for supplying Limited Term Energy (Firm) called for during such period, plus 10 percent of such costs.

     3.22 For each kilowatthour purchased by the supplying party from a Third Party in order to supply the Limited Term Energy (Firm) called for during such period, 100 percent of the amount of the Energy charge paid therefore by the supplying party plus 1 mill per kilowatthour plus any transmission losses.

                                              EXHIBIT VI

                       SERVICE SCHEDULE F

                         DIVERSITY POWER

SECTION 1 - DURATION

1.1 This Service Schedule, being a part of an agreement dated as of December 1, 1981, between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") (the "Agreement") shall become effective on the Interconnection Date as defined in Article 9 of the Agreement and shall continue in effect until termination of the Agreement.

SECTION 2 - DIVERSITY POWER

2.1 From time to time, because of differences in load patterns one of the parties hereto may have excess capacity during one seasonal load period at the same time the other party is experiencing its peak load season. At such time it may be to the parties' mutual advantage to schedule exchange of certain portions of any such excess capacity. Such capacity shall be termed and is herein called "Diversity Power".

2.2 At any time Diversity Power transactions are agreed upon between the parties, the party which purchases Diversity Power during one seasonal load period shall be obligated to have available a like amount of Diversity Power for the other party during the other seasonal load period. Seasonal load period shall mean for the Summer seasonal load Period, the months of April thru September and for the Winter seasonal load period, the months of October thru March.

2.3 The party supplying Diversity Power shall provide reserve capacity for the committed amount, equivalent to that provided for its own customers, exclusive of customers with interruptible service contracts.

2.4 Energy associated with the reservation of Diversity Power shall be scheduled by the purchasing party no less than 18 hours in advance of receiving such energy. Energy receipts for a Monday shall be scheduled no later than noon of the preceding Friday.

SECTION 3 - COMPENSATION

3.1  Demand Charges - There shall be no demand charge for Diversity
Power.

3.2 Energy Charges - Energy shall be billed at out-of-pocket cost plus ten percent of such cost. In the event that any part of the out-of-pocket costs includes energy purchased by the supplying Party, only the energy portion of such purchase cost shall be included. Any associated charges for demand, transmission, or other burden shall be excluded.

                                                 EXHIBIT VII


                       SERVICE SCHEDULE G

                   TEMPORARY TRANSMISSION USE

SECTION 1 - DURATION AND TERMINATION

1.1 This Service Schedule G, being part of Modification No. 3 to the Agreement dated December 1, 1981 between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") as amended by Modification No. 1 dated June 1, 1982 and Modification No. 2 dated October 1, 1983 (the "1981 Agreement"), shall become effective on January 1, 1991 and shall continue in effect unless it is otherwise terminated in accordance with this Service Schedule G or Modification No. 3.

1.2 Hoosier may elect to terminate Service Schedule G at any time during its term. If such election is made prior to December 31, 1995, Hoosier shall notify IPL at least 30 days in advance of the desired termination date. If such election is made after December 31, 1995, Hoosier shall notify IPL at least 1 year in advance of the desired termination date.

SECTION 2 - SERVICES TO BE RENDERED

2.1 IPL hereby represents that it has, and currently projects that it will have, sufficient capacity in its transmission system to provide Hoosier with the transmission service contemplated by this Service Schedule G. IPL hereby reserves and agrees to make available to Hoosier, except as otherwise provided in Section 2.5 below, sufficient capacity in said transmission system to provide for such transmission service subject, however, to the capacity of such transmission system required to serve the actual load of IPL's customers now and in the future.

2.2 IPL agrees to provide temporary transmission services to Hoosier for the purpose of delivering up to 15 MW of power (demand) and energy from any of the interconnection points between IPL and Hoosier to the tap point described and referred to in Modification No. 2 as the Honey Creek Tap Point. This temporary transmission service shall be available at all times during the term of this Service Schedule G except as stated in
Section 2.5 of this Service Schedule.

2.3 Any power (demand) and energy delivered by IPL to the Honey Creek Tap Point shall be simultaneously supplied to IPL from Hoosier at any other interconnection point or points provided for in the 1981 Agreement. The power and energy shall be adjusted to compensate IPL for electrical losses incurred in the delivery of such power. Any difference in power and energy delivered to Hoosier through said tap point and that supplied by Hoosier to IPL shall be settled for in accordance with Section 3.03 of the 1981 Agreement.

2.4 The parties shall plan, maintain and operate their respective systems in accordance with sound engineering and operating practice, so as to minimize the likelihood of disturbance(s) originating in either party's system which might cause impairment of the transmission service provided hereunder.

2.5 The Parties shall plan for continuous unrestricted operation to the tap point at all times; provided, that either party may interrupt or restrict service for necessary maintenance, system emergency, or if either determines that its facilities may be damaged due to excessive loadings caused by the transmission service provided hereunder. Should such interruptions or restrictions occur, the parties shall cooperate to restore such service to normal as soon as practicable. Excessive loads are current flows exceeding the normal facility ratings with all facilities in service, or current flows exceeding emergency facility ratings under contingency conditions. Neither party shall be responsible to the other party for damage or loss of revenue caused by such restrictions or interruptions. Excessive loadings shall be verified by either metering records or mutually agreed upon load flows. Maintenance outages shall be coordinated between the parties whenever possible.

2.6 IPL shall periodically conduct studies of its future system, and if such studies indicate problems due to IPL's load growth which may arise in the future due to the transmission service provided hereunder, shall as soon as practicable, develop plans and estimates of cost for the installation of any additional equipment or facilities necessary to effect a long term solution to such problem so that transmission services hereunder may be reliably continued, and shall notify Hoosier of such studies and plans. IPL shall use its best efforts to provide Hoosier with a three year advance notice of any impending problems.

Upon approval of long term remedial plans by Hoosier, IPL shall proceed to install required facilities, and upon completion thereof, Hoosier shall commence reimbursement to IPL of Hoosier's proportionate share of costs involved in designing and installing such facilities which shall be calculated as a function of variables such as:

a)   Share of existing facilities utilized by each party, and;

b) Timing of required capacity with and without Hoosier's 15 MW power transfer; and

c)   Useful life of new facilities, and;

d)   Remaining term of Service Schedule, and;

e) Other consequential variables determined at the time when excessive loadings are observed or mutually projected.

In the event Hoosier does not elect to participate in the remedial plans prescribed above Hoosier may elect to continue service on a restricted basis when necessary and on an unrestricted basis at all other times.

SECTION 3 - COMPENSATION

3.1 Electric power measured in kilowatts delivered at the Honey Creek Tap Point under this Service Schedule shall be billed at $0.92 per kilowatt month. This demand charge for use of IPL's transmission facilities shall be on the maximum hourly demand in kilowatts, measured in the calendar month of billing, and shall be adjusted to compensate IPL for losses in the IPL system and in the transformer bank used at the Honey Creek Tap Point.

                                              EXHIBIT VIII

                       SERVICE SCHEDULE H

                  SPECIFIC TRANSMISSION SERVICE

SECTION 1 - DURATION AND TERMINATION

1.1 This Service Schedule H, being part of Modification No. 3 to the Agreement dated December 1, 1981 between Indianapolis Power & Light Company ("IPL") and Hoosier Energy Rural Electric Cooperative, Inc. ("Hoosier") as amended by Modification No. 1 dated June 1, 1982 and Modification No. 2 dated October 1, 1983 (the "1981 Agreement"), shall become effective on January 1, 1991 and shall continue in effect through December 31, 2010, unless terminated in accordance with this Service Schedule H or Modification No. 3.

1.2 IPL may elect to terminate Service Schedule H at any time during its term. If such election is made prior to December 31, 1995, IPL shall notify Hoosier at least 30 days in advance of the desired termination date. If such election is made after December 31, 1995, IPL shall notify Hoosier at least 1 year in advance of the desired termination date.

SECTION 2 - SPECIFIC TRANSMISSION SERVICES TO BE RENDERED AND CONDITIONS
THEREOF

2.1 Hoosier shall provide Transmission Service to IPL for an amount up to 50 MW from January 1, 1991 through December 31, 1992 and 100 MW thereafter through December 31, 2010 for power and associated energy over Hoosier's electrical transmission facilities from its interconnection with Big Rivers (i.e., the 161 kV interconnection located in Hancock County, Kentucky at the border with Spencer County, Indiana) to Hoosier's interconnection with IPL (i.e., the 138 kV interconnection at IPL's Petersburg Plant in Pike County, Indiana). Such transmission service shall be available at all times during the term of this Service Schedule H except as stated in Section 2.4 of this Service Schedule.

2.2 Hoosier hereby represents that it has, and currently projects that it will have, sufficient capacity in its transmission system to provide IPL with the transmission service contemplated by this Service Schedule
H. Hoosier hereby reserves and agrees to make available to IPL, except as otherwise provided in Section 2.4 below, sufficient capacity in said transmission system to provide for such transmission service subject, however, to the capacity of such transmission system required to serve the actual load of Hoosier's members now and in the future and to serve Wabash Power Association, Inc. and Virginia Power Company under contracts existing prior to the date of this Service Schedule H.

2.3 The parties shall plan, maintain and operate their respective systems in accordance with sound engineering and operating practice, so as to minimize the likelihood of disturbance(s) originating in either party's system which might cause impairment of the transmission service provided hereunder.

2.4 The parties shall plan for the continuous, unrestricted operation of their Interconnection at all times; provided, that either party may interrupt or restrict service for necessary maintenance, for system emergencies or if either party determines that its facilities may be damaged due to excessive loads caused by the transmission service provided hereunder. Should such interruptions or restrictions occur, the parties shall cooperate to restore such service to normal as soon as practicable. Excessive loads are current flows exceeding the normal facility ratings with all facilities in service, or current flows exceeding emergency facility ratings under contingency conditions. Neither party shall be responsible to the other party for damage or loss of revenue caused by such restrictions or interruptions. Excessive loadings shall be verified by either metering records or mutually agreed upon load flows. Maintenance outages shall be coordinated between the parties whenever possible.

2.5  Hoosier shall periodically conduct studies of its future system.
If such studies indicate problems due to the load growth of Hoosier's members combined with sales to Wabash Power Association, Inc. and Virginia Power Company under Contracts existing prior to the effective date of this Service Schedule H which may arise in the future as the result of the transmission service provided hereunder, Hoosier shall, as soon as practicable, develop plans and estimates of cost for the installation of any additional equipment or facilities necessary to effect a long-term solution to such problem so that transmission services hereunder may be reliably continued and shall notify IPL of such studies and plans. Hoosier shall use its best efforts to provide IPL with a 3-year advance notice of any such impending problems.

Upon approval of long-term remedial plans by IPL, Hoosier shall proceed to install required facilities, and upon completion thereof, IPL shall commence reimbursement to Hoosier of IPL's proportionate mutually agreed upon share of costs involved in designing and installing said facilities which shall be calculated as a function of the following variables:

a)   Share of existing facilities utilized by each party; and

b) Timing of required capacity with and without IPL's 100 MW power transfer; and

c)   Useful life of new facilities; and

d)   Remaining term of Service Schedule; and

e) Other consequential variables determined as of when excessive loads are observed or mutually projected.

In the event IPL does not elect to participate in the remedial plans prescribed above, IPL may continue service on a restricted basis when necessary and on an unrestricted basis all other times.

SECTION 3 - COMPENSATION AND BILLING

3.1 Throughout the term of this Service Schedule H the following firm rates shall apply:

     3.11 Demand Charge of $50,000/month for 50 MW transmission capacity from January 1, 1991 through December 31, 1992 and a demand charge of $100,000/month for 100 MW of transmission capacity from January 1, 1993 through December 31, 2010.

     3.12 Energy Charge of 1 mill/kWhr used up to a usage rate of 50 MW per hour from January 1, 1991 through December 31, 1992 and a usage rate of 100 MW per hour from January 1, 1993 through December 31, 2010.

     3.13 In the event the transmission capacity currently in effect is reduced upon notice from Hoosier, the demand charge for each day during which any such reduction is in effect (excluding Saturdays and Sundays) shall be reduced by one-twentieth (1/20) of Hoosier's monthly demand rate currently in effect per kilowatt of reduction, but not more than the demand charge for that month.

                       MODIFICATION NO. 4
                             TO THE
                    INTERCONNECTION AGREEMENT
                             BETWEEN
               INDIANAPOLIS POWER & LIGHT COMPANY
                               AND
         HOOSIER ENERGY RURAL ELECTRIC COOPERATIVE, INC.


THIS AMENDMENT made and entered into as of the 1st day of January, 1995 by Indianapolis Power & Light Company ("IPL"), being an Amendment to the Interconnection Agreement between Hoosier Energy Rural Electric
Cooperative, Inc. ("Buyer") and IPL dated December 1, 1981 (the
"Agreement").


                           WITNESSETH:


WHEREAS, IPL and Hoosier Energy Rural Electric Cooperative, Inc., entered into the Agreement on December 1, 1981, which Agreement has been amended from time to time;


WHEREAS, the Agreement provides for the sale of power and energy by IPL under Service Schedules described as:
          Service Schedule A            Emergency Service
          Service Schedule C            Interchange Power
          Service Schedule D            Short Term Power
          Service Schedule E            Limited Term Power
                                         (Firm)
          Service Schedule F            Diversity Power


WHEREAS, the Agreement provides for the recovery of incremental costs or "out-of-pocket" costs occasioned by the sale by IPL of electric energy;


WHEREAS, IPL has implemented its Emissions Constrained Dispatch Plan, attached hereto;


WHEREAS, the rates for Emergency Service, Interchange Power, Short Term Power, Limited Term Power (Firm), and Diversity Power, do not expressly include the cost of replacing sulfur dioxide ("SO2") emission allowances expended in order to provide such energy in compliance with Federal laws governing SO2 emission;


WHEREAS, IPL desires to amend the Agreement to clarify recovery of out-of-pocket costs occasioned by the sale of said energy as including the recovery of the incremental cost of SO2 emission allowances;


NOW, THEREFORE, in consideration of the premises and the terms and conditions set forth herein; IPL desires to amend the Agreement as follows:

Section 1.     Compensation for SO2 Emission Allowances.
The Buyer shall compensate IPL for the consumption of Sulfur Dioxide Emissions Allowances ("SO2 Allowances") directly attributed to electric energy sales by IPL to Buyer under the Service Schedules. Such compensation shall, at Buyer's option, be made by either supplying IPL with the number of SO2 Allowances directly attributed to such energy sales, or by reimbursing IPL for the incremental cost of such number of SO2 Allowances, rounded to the nearest whole SO2 Allowance.


If Buyer opts to reimburse IPL in cash for SO2 Allowances associated with Buyer's energy purchases for the month, the cash amount due at billing will be determined by multiplying the number of SO2 Allowances attributed to the sale by the incremental cost of the SO2 Allowances, as determined in Section 2.2, at the time of the sale.


If Buyer opts to reimburse IPL in SO2 Allowances, Buyer will record or transfer to IPL's account, the number of SO2 Allowances calculated below, at the time cash settlement for the energy is due. In all cases, Buyer will transfer to IPL's account the number of SO2 Allowances due IPL for calendar year no later than January 15 of the following year. "Transfer to IPL's account" shall mean, for purposes of the Amendment, the transfer by the USEPA of the requisite number of SO2 Allowances to IPL's Allowance Tracking System account and the receipt by IPL of the Allowance Transfer Confirmation.


Section 2.     Determination of SO2 Emission Allowances Due IPL.
     Section 2.1.   Number of SO2 Allowances
     The number of SO2 Allowances directly attributed to an energy sale made by IPL shall be determined for each hour, by determining the contribution from each of the unit(s) from which the energy sale is being made for that hour. For each unit, the emission rate in pounds of SO2 per million Btu will be determined each month, from fuel sulfur content, control equipment performance, and continuous emissions monitoring data. The emission rate and the unit heat rate will be used to determine the SO2 Allowances used per megawatt-hour ("MWH"). The energy from each unit attributable to the sale, and the SO2 Allowances per MWH for each unit, will be used to determine the number of SO2 Allowances attributable to the sale.


     Section 2.2 .  Cost of SO2 Allowances
     The incremental SO2 Allowance cost used to determine economic dispatch of IPL's generating units in any month, will also be the basis used to determine compensation for IPL's energy sales. The incremental SO2 Allowances cost, in dollars per ton of SO2, shall be determined each month and will be based on the Cantor Fitzgerald offer price for SO2 Allowances, or if such is not available, the another nationally recognized SO2 Allowance trading market price or market price index, at the beginning of the month. The SO2 Allowance value may be changed at any time during the month to reflect the more current incremental cost, or market price, for SO2 Allowances. Buyer will be notified of the new SO2 Allowance value prior to dispatch of IPL energy to Buyer.


Section 3.     Effective Date.
This Amendment to the Agreement shall be made effective as of January 1, 1995.

IN WITNESS WHEREOF, IPL has caused the foregoing Amendment to be signed by its duly authorized officer, effective as of the date set forth above.

                              INDIANAPOLIS POWER & LIGHT COMPANY


                              By: /s/ John C. Berlier, Jr.
                                   John C. Berlier, Jr.
                                   Vice President
                                   Resource Planning and Rates

                        EMISSIONS CONSTRAINED DISPATCH PLAN
                             Effective January 1, 1995

Economic Dispatch is loading each generating unit so the lowest cost generation is called upon first to generate the power needed, thereby minimizing total electric energy generation cost. Emissions Constrained Dispatch is simply Economic Dispatch where the estimated value of the SO2 allowances being consumed by a unit is included as a part of the unit's cost of generation. A lower emitting unit will reflect a relatively lower emissions cost because it requires fewer sulfur dioxide
(SO2) allowances.

IPL's plan to implement Emissions Constrained Dispatch is to incorporate SO2 allowance values into the existing Energy Management System (load dispatching system), which economically dispatches IPL's generation. As the generation required (load) increases, the available unit with the lowest incremental cost is dispatched to meet the increase. As the generation demanded decreases, the unit with the highest incremental cost is dispatched to reduce its generation, thereby minimizing cost.1

Currently, the Energy Management System uses incremental heat rates, along with fuel and variable operation costs to determine the incremental cost of generation on each unit in service. Effective January 1, 1995, SO2 emissions related costs will be included in each unit's incremental cost prior to the incremental costs being compared to make the unit dispatch. The incremental SO2 value will be in units of dollars per million British Thermal Units ($/MMBTU) and computed by the following guidelines:

        IPL plans to use EPA (Environmental Protection Agency) certifiable data for SO2 emission rates in conjunction with the incremental value of emission allowances to form the emissions dispatch cost in units of $/MMBTU. Each generating unit affected by the Clean Air Act will have its own specific SO2 emissions data input into the Energy Management System at the beginning of each month. That data will remain for the month unless projected coal deliveries for the month have an SO2 value that will change the current dispatch. The Fuel Supply Organization will notify the System Operation Office of the projected coal delivery SO2 emission rate in #SO2/MMBTU, so that a correct So2 emission rate can be input into the Energy Management System.

        1 Optimization of unit loadings in the Energy Management System is constrained by equipment physical limitations such as maximum rate of load pickup or maximum load reduction rate on a unit as well as contrained by the maximum and minimum capability of the units.

        IPL's Treasury Organization will not less often than the 10th day of each month supply the IPL System Operation Office the incremental value of an emission allowance in units of dollars per ton of SO2 based upon the Cantor Fitzgerald asking price for allowances, or other nationally recognized allowance trading market price, for use in IPL's emission constrained dispatch on a forward going basis. Beginning January 1, 1995, the allowance price that will be used for purposes of IPL's emissions constrained dispatch will be the asking price for allowances obtained from Cantor Fitzgerald on December 30, 1994. The Treasury Organization will track the emission allowance market and if a significant change in allowance prices occurs within a given month, the Treasury Organization may provide an updated allowance price value to the IPL System Operation Office. The updated allowance price will be entered into the Energy Management System and the economic dispatch algorithm will be updated accordingly.

The emissions cost will be added with the fuel and variable operating cost to produce a total dispatch cost. The total dispatch cost will be combined with the incremental unit heat rate data to produce the total incremental dispatch cost as calculated by the following formula:

        INCREMENTAL COST = (Fuel Cost + Emissions Value Divided By
                                Variable Operating Cost) X Incremental
                                Heat Rate

The dimensions for each of the variables is as follows:

        Emissions Value, $/MMBTU; Fuel Cost, $/MMBTU; Variable Operating Cost $/MMBTU; Incremental Heat Rate, MMBTU/MWH; Allowance Value, $/Allowance; Incremental Cost, $/MWH

The dispatch made using the total incremental cost, including SO2 emissions related costs, will constitute IPL's Emissions Constrained Dispatch.